                                                                     Exhibit 2.1

================================================================================

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                                   by and among

                                  US LEC CORP.,

                                    as Buyer,

                                       and

                 Fastnet Corporation, Fastnet Acquisition, Inc.,

                   Fastnet Acquisition Corp., Supernet, Inc.,

                        Netaxs Corp. and Netreach, Inc.,

                                   as Sellers

                          Dated as of December 3, 2003

================================================================================

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made as of this 3rd day of December, 2003 (the "EXECUTION DATE"), by and among FASTNET CORPORATION ("FASTNET"), a Pennsylvania corporation, and FASTNET ACQUISITION, INC., a Delaware corporation, and FASTNET ACQUISITION CORP., a Pennsylvania corporation, SUPERNET, INC. , a New Jersey corporation, NETAXS CORP., a Pennsylvania corporation, and NETREACH, INC., a Pennsylvania corporation (the "SUBSIDIARIES", and together with Fastnet, collectively, the "SELLERS" and individually, a "SELLER"), and US LEC CORP., a Delaware corporation, or its Permitted Designee, as defined below (the "BUYER"). Sellers and Buyer are sometimes referred to collectively as the "PARTIES." and individually as a "PARTY."

                                    RECITALS
                                    --------

         WHEREAS, Sellers are internet service providers ("ISP") and provide internet access and enhanced products and services to business and residential customers located in the mid-Atlantic region of the United States. Sellers' services include high-speed data and internet services, data center services including web hosting and managed and unmanaged collocation services, small office-home internet access, wholesale ISP and dial-up internet services, and various professional services including E-Solution and development (the "Business");

         WHEREAS, Buyer is an integrated communications provider providing voice, data, and internet services throughout a southeastern and mid-Atlantic region including most of Sellers' operating territories;

         WHEREAS, each Seller is a debtor and debtor-in-possession in those certain jointly-administered Chapter 11 bankruptcy cases filed on June 10, 2003, with respect to Fastnet, and on June 13, 2003, with respect to each Seller other than Fastnet, in the United States Bankruptcy Court for the Eastern District of Pennsylvania (the "BANKRUPTCY COURT"), Case No. 03-23143 (TMT) (the "CHAPTER 11 CASE");

         WHEREAS, Buyer desires to purchase substantially all of the assets of Sellers related to or used by Sellers in connection with the Business operations of the Sellers' Commercial Internet Access business segment, the Sellers' Colocation and Dedicated Hosting business segment, Sellers' Shared Hosting business segment and Sellers' Dial Up business segment, as such business segments are described in the Confidential Offering Memorandum dated August 2003 prepared by DH Capital, LLC (the "OFFERING MEMORANDUM") but not assets exclusively relating to Sellers' wireless segment of its Commercial Internet Access business segment or exclusively relating to the E-Solution business, and to assume selected executory contracts and unexpired leases of Sellers related to the operation of such businesses (collectively, the "ACQUIRED ASSETS," as more particularly described in SECTION 2.1), and Sellers desire to sell, assign and transfer to Buyer the Acquired Assets, as more particularly described herein and in accordance with Sections 105, 363 and 365 of the United States Bankruptcy Code (the "BANKRUPTCY CODE");

         WHEREAS, the Parties agree that time is of the essence in connection with the sale of the Acquired Assets;

         WHEREAS, the Acquired Assets will be sold free and clear of all Liens and Pre-Closing Liabilities (as defined below) pursuant to an order of the Bankruptcy Court approving such sale under Sections 105, 363 and 365 of the Bankruptcy Code, subject to the terms and conditions set forth in this Agreement;

         WHEREAS, the Parties entered into an Asset Purchase Agreement dated as of October 31, 2003 (the "ORIGINAL ASSET PURCHASE AGREEMENT");

         WHEREAS, an auction was conducted by the Seller with respect to the Acquired Assets on December 2, 2003, and the Buyer submitted the winning bid at the auction; and

         WHEREAS, the Parties desire to amend and restate the Original Asset Purchase Agreement as set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing and their mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS
                                   -----------

SECTION 1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified below:

         "ACQUIRED ACCOUNTS RECEIVABLE" shall have the meaning set forth in
SECTION 2.1(c).

         "ACQUIRED ASSETS" shall have the meaning set forth in SECTION 2.1.

         "ACTUAL ADVANCE PAYMENTS" shall have the meaning set forth in SECTION 3.2(c).

         "ACTUAL DISCOUNTED NET EARNED ACCOUNTS RECEIVABLE" shall have the meaning set forth in SECTION 3.2(d).

         "ADJUSTMENT NOTICE" shall have the meaning set forth in SECTION 3.2(e).

         "ADVANCE PAYMENTS" shall have the meaning set forth in SECTION 3.2(c).

         "AFFILIATE" means any individual, corporation, partnership, proprietorship, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Buyer.

         "AGREEMENT" shall have the meaning set forth in the preamble.

         "ALLOCATION" shall have the meaning set forth in SECTION 5.4.

         "ARIN" shall have the meaning set forth in SECTION 2.1(e).

         "ASSIGNMENT AND ASSUMPTION AGREEMENT(S)" means that or those certain assignment and assumption agreement(s) to be executed and delivered by Sellers and Buyer at Closing, or at the time of the actual assignment and assumption of a particular Assumed Agreement during or upon expiration of the Transition Period, as the case may be, in a form mutually acceptable to Buyer and Sellers.

         "ASSUMED AGREEMENTS" means those vendor and customer contracts and unexpired leases of real and tangible personal property set forth on SCHEDULE 1.1(A) (including, without limitation software licenses, indefeasible right of use or "IRU" agreements, circuit purchase and/or service orders, collocation agreements, Peering Agreements and Customer Agreements).

         "ASSUMED NON-TELCO AGREEMENTS" means the Assumed Agreements except for the Assumed Telco Agreements.

         "ASSUMED TELCO AGREEMENTS" shall have the meaning set forth in SECTION 2.5(c).

         "ASSUMED TRANSITION AGREEMENT" shall have the meaning set forth in
SECTION 7.7.

         "ASSUMED LIABILITIES" shall have the meaning set forth in SECTION 2.3.

         "AUCTION DATE" means December 2, 2003.

         "AVERAGE CLOSING PRICE" shall have the meaning set forth in SECTION 3.1(b).

         "BANKRUPTCY CODE" shall have the meaning set forth in the recitals.

         "BANKRUPTCY COURT" shall have the meaning set forth in the recitals.

         "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure.

         "BILL OF SALE" means that certain bill of sale to be executed and delivered by Sellers at Closing in order to evidence the transfer of the Acquired Assets to Buyer, in a form mutually acceptable to Buyer and Sellers.

         "BUSINESS" shall have the meaning set forth in the recitals.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by Law to be closed.

         "BUYER" shall have the meaning set forth in the preamble.

         "BUYER'S NOTE" shall have the meaning set forth in SECTION 3.1(c).

         "CASH PURCHASE PRICE" shall have the meaning set forth in SECTION
3.1(a).

         "CHAPTER 11 CASE" shall have the meaning set forth in the recitals.

         "CISCO" shall mean Cisco Systems, Inc., Cisco Systems Capital Corporation and/or their affiliates, as their interest shall appear, in its capacity as equipment and software lessor, seller or licensor to Sellers.

         "CLAIM" means (i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         "CLOSING" shall have the meaning set forth in SECTION 9.1.

         "CLOSING DATE" shall have the meaning set forth in SECTION 9.1.

         "CODE" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "CURE AMOUNTS" means those amounts owed to the other parties to the Assumed Agreements or Transition Agreements as determined by the Bankruptcy Court or by agreements of the parties thereto so that Buyer takes the Assumed Agreements and Assumed Transition Agreements free and clear of any Liens, defaults and arrearages as of the Closing Date or, in the case of an agreement that becomes an Assumed Transition Agreement following the Closing, as of the date such agreement is actually assumed by Sellers and assigned to Buyer.

         "CUSTOMERS" shall have the meaning set forth in SECTION 2.1(a).

         "DISCOUNTED NET EARNED ACCOUNTS RECEIVABLE" shall mean ninety percent (90%) of earned Acquired Accounts Receivable net of allowance for doubtful accounts, determined in accordance with GAAP consistently applied. As used herein "EARNED" means services provided prior to the Closing Date.

         "DOMAIN NAMES" means the names associated with specific IP Addresses assigned to any Seller, as set forth on SCHEDULE 1.1(b).

         "EMPLOYEES" means all employees of Seller engaged primarily in the Business as of the Execution Date.

         "EQUIPMENT" means all equipment used in connection with the Business (including, without limitation, equipment manufactured by CISCO) and its attached and associated hardware, routers, devices, panels, cables, manuals, cords, connectors, cards, and vendor documents, as set forth on SCHEDULE 1.1(c), including all warranties of the vendor applicable thereto, to the extent such warranties are transferable to Buyer.

         "ESCROW AGENT" means Schnader Harrison Segal & Lewis LLP or its successor pursuant to the Escrow Agreement.

         "ESCROW AGREEMENT" means that certain agreement dated as of November 17, 2003 by and among Buyer, Seller and Escrow Agent.

         "ESTIMATED ADVANCE PAYMENTS" shall have the meaning set forth in
SECTION 3.2(c).

         "ESTIMATED DISCOUNTED NET EARNED ACCOUNTS RECEIVABLE" shall have the meaning set forth in SECTION 3.2(d).

         "ESTIMATED PURCHASE PRICE" shall have the meaning set forth in SECTION 3.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED ASSETS" shall have the meaning set forth in SECTION 2.2.

         "EXCLUDED LIABILITIES" shall have the meaning set forth in SECTION 2.4.

         "EXECUTION DATE" shall have the meaning set forth in the preamble.

         "FASTNET" shall have the meaning set forth in the preamble.

         "FINAL PURCHASE PRICE" shall mean the Estimated Purchase Price, as adjusted in accordance with the terms of this Agreement.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in SECTION 4.1(f).

         "GAAP" means United States generally accepted accounting principles, as in effect on the Execution Date, applied on a consistent basis to all relevant periods.

         "GOVERNMENTAL AUTHORITY" means any (a) agency, board, bureau, executive, court, commission, department, legislature, tribunal, instrumentality or administration of the United States, a foreign country, or any state, provincial, territorial, municipal, county, local or other governmental entity in the United States or any foreign country; or (b) any securities exchange within the United States or a foreign country.

         "HIPAA" shall have the meaning set forth in SECTION 4.1(w).

         "IP ADDRESSES" means all Internet protocol addresses and Internet protocol space used in the Business, including, without limitation, those addresses and blocks set forth on SCHEDULE 1.1(d).

         "ISP" shall have the meaning set forth in the recitals.

         "IRS" means the U.S. Internal Revenue Service.

         "KBRO" shall have the meaning set forth in SECTION 4.2(d).

         "KEY EMPLOYEES" shall have the meaning set forth in SECTION 6.2.

         "LAW" means any law, statute, regulation, rule, code, ordinance or court order enacted, adopted, issued or promulgated by any Governmental Authority.

         "LIABILITY" or "LIABILITIES" means any and all liabilities, obligations, judgments, damages, charges, encumbrances, costs, debts, indebtedness and other rights exercisable by third parties of any and every kind and nature whatsoever, absolute or contingent, liquidated or unliquidated, in Law, equity or otherwise.

         "LIEN" means (except for any lien for Taxes not yet due) any claim, liability, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, right of others, mortgage, hypothecation, conditional sale or restriction (whether on voting, sale, transfer, set-off, disposition or otherwise) against or with respect to tangible or intangible property or rights, whether imposed by agreement, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Law.

         "MANUAL BILLING" means Ipass, Burstable, Dial Plex, VSIP, and Biz50 revenue, but shall not include any installation or termination charges.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the Business, taken as a whole, or any given segment of the Business, or any development which could be reasonably expected to prevent the consummation of the transactions contemplated hereby or which could be reasonably expected to materially and adversely affect the value of the Acquired Assets, taken as a whole, or any given segment of the Business.

         "MONTHLY OPERATING REPORTS" shall have the meaning set forth in SECTION 7.17.

         "MONTHLY REVENUE" shall mean the Sellers' revenue earned for one (1) complete calendar month from Customers described in SECTION 2.1(A), less (a) revenue earned from customers who have given written notice on or before the Sale Order Date of their intention not to continue to do business with either Sellers or Buyer; less (b) revenue attributable to installation, termination or other non-recurring charges; plus (c) any incremental monthly revenue as a result of the contract with the Philadelphia School District signed on September 4, 2003, to the extent of any deduction for (a); plus (d) monthly recurring revenue from activated Customers that have entered into one (1) year or greater term contracts consistent with past practices after September 30, 2003 but not later than the Sale Order Date, and excluding the effect of any adjusting journal entry affecting revenue for such complete calendar month where such entry does not pertain to revenue recognized during such complete calendar month. "NON-RECURRING CHARGES" shall not include revenue classified by the Sellers as Manual Billing. As used in this Agreement, "REVENUE" shall mean revenue as determined in accordance with GAAP and SAB No. 101.

         "NASDAQ" means the NASDAQ National Market.

         "NETWORK" means Sellers' current network and data center infrastructure and services including, but not limited to, associated equipment, associated transmission lines, rooms and facilities, power, HVAC, cables, racks, operating systems, logical addressing, software, applications, processes, monitoring, logistical support, maintenance support, connections to other networks, connections to customers and connections to content servers.

         "NOTICEES" shall have the meaning set forth in SECTION 7.1.

         "OFFICIAL COMMITTEE OF UNSECURED CREDITORS" shall have the meaning set forth in SECTION 7.1.

         "OSS" shall have the meaning set forth in SECTION 2.1(m).

         "PARTIES" shall have the meaning set forth in the preamble.

         "PEERING AGREEMENTS" means all public and private agreements and arrangements with other Internet service provider networks for the purposes of "settlement free peering."

         "PERMITTED DESIGNEE" shall have the meaning set forth in SECTION 12.4.

         "PERSON" means an individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended).

         "PRE-CLOSING LIABILITIES" means the obligations or liabilities that arise out of acts or omissions that occur prior to the completion of the Closing and any consequences thereof that may continue after the Closing.

         "PROPRIETARY INFORMATION" shall have the meaning set forth in SECTION 7.8.

         "PROSPECTUS" shall have the meaning set forth in SECTION 11.2(b).

         "REAL PROPERTY LEASES" shall have the meaning set forth in SECTION 4.1(q).

         "REJECTED AGREEMENT" means those contracts, agreements, commitments, understandings and instruments designated by Buyer under this Agreement that will not be assumed by Buyer under the Assignment and Assumption Agreement(s), a list of such rejected agreements being set forth on SCHEDULE 1.1(E). If a contract, agreement, commitment, understanding or instrument is not listed on any of the Schedules to this Agreement, it shall also be deemed a "REJECTED AGREEMENT" for purposes of this Agreement only.

         "REGISTRATION STATEMENT" shall have the meaning set forth in SECTION 11.1(a).

         "RESELLER AGREEMENT" means a reseller agreement in form and substance mutually acceptable to Sellers and Buyer, pursuant to which Buyer would agree to provide wholesale hosting services to Sellers and any assignee of Sellers' web design business, for three (3) customers of Sellers' web design business, with aggregate initial annual revenue to Buyer of Two Hundred Twenty Thousand Dollars ($220,000)

         "SAB NO. 101" means Staff Accounting Bulletin No. 101 promulgated by the Commission.

         "SALE ORDER" shall have the meaning set forth in SECTION 7.2.

         "SALE ORDER DATE" shall mean the date of entry of the Sale Order (and such Sale Order either (i) is no longer subject to stay, modification or appeal and has become a final order, or (ii) provides that the ten (10) day periods provided for in Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) are waived).

         "SEC DOCUMENTS" shall have the meaning set forth in SECTION 4.2(h).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY DEPOSIT" shall have the meaning set forth in SECTION 3.2(a).

         "SELLER" and "SELLERS" shall have the meaning set forth in the preamble.

         "SELLER'S REPRESENTATIVES" shall have the meaning set forth in SECTION 7.10.

         "SHARES" shall have the meaning set forth in SECTION 3.1(b).

         "SUBSIDIARIES" shall have the meaning set forth in the preamble.

         "SUSPENSION" shall have the meaning set forth in SECTION 11.3(c).

         "SUSPENSION NOTICE" shall have the meaning set forth in SECTION
11.3(c).

         "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Tax authority.

         "TAX RETURN" means any return, declaration, report, claim for refund, information return, statement or other form relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRANSACTION DOCUMENT(S)" means this Agreement and any other agreement, instrument or certificate executed or delivered by a Party in connection with this Agreement.

         "TRANSFER TAXES" shall have the meaning set forth in SECTION 5.1.

         "TRANSFERRED EMPLOYEES" shall have the meaning set forth in SECTION
6.1.

         "TRANSITION COSTS" shall have the meaning set forth in SECTION 7.7.

         "TRANSITION SERVICES" shall have the meaning set forth in SECTION 7.7.

         "TRANSITION AGREEMENTS" means those contracts, agreements, commitments, understandings, and instruments that are set forth on SCHEDULE 1.1(f).

         "TRANSITION PERIOD" means the period of time beginning on the Closing Date and ending on the date that is four (4) months thereafter; provided, however, that Buyer and Sellers may mutually agree to extend such ending date to the date that is up to two (2) additional months thereafter.

         "URL" means Uniform Resource Locator.

         "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988.

SECTION 1.2 TERMS GENERALLY. As used in this Agreement: (i) words in the singular shall be held to include the plural and vice versa, (ii) words of one gender shall be held to include the other genders as the context requires, (iii) the terms "HEREOF", "HEREIN" and "HEREWITH" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, (iv) references to Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement, unless otherwise specified, (v) the word "INCLUDING" and words of similar import when used in this Agreement, shall mean "INCLUDING, WITHOUT LIMITATION", unless otherwise specified, (vi) the word "OR" shall not be exclusive, and (vii) any financial calculations shall be made in accordance with GAAP and SAB No. 101.

                                   ARTICLE II
                          PURCHASE AND SALE OF ASSETS;
                          ----------------------------
                  ASSUMPTION OF LIABILITIES; ASSUMED AGREEMENTS
                  ---------------------------------------------

         SECTION 2.1 ACQUIRED ASSETS. At the Closing, pursuant to Sections 105, 363, and 365 of the Bankruptcy Code and on the terms and subject to the conditions precedent of this Agreement, Sellers will sell to Buyer and Buyer will purchase free and clear of all Liens and Pre-Closing Liabilities, substantially all of the assets and products of Sellers related to or used by Sellers in connection with the operation of Sellers' Commercial Internet Access business segment, Seller's Colocation and Dedicated Hosting business segment (including but not limited to the data centers), Sellers' Shared Hosting business segment and Sellers' Dial-Up business segment, as such business segments are described in the Offering Memorandum, but excluding the Excluded Assets (collectively, the "ACQUIRED ASSETS"), including the following:

              (a) Sellers' internet access customers, Sellers' colocation and dedicated hosting customers, Sellers' shared hosting customers and Sellers' dial-up customers (collectively, but excluding customers of Sellers' wireless segment of its Commercial Internet Access business segment or customers of its E-Solution business, the "Customers"), all contracts and agreements with the Customers, including those listed on SCHEDULE 2.1(a) (as the same is updated pursuant to SECTION 4.1(n)), and all contact information, records and databases relevant to the Customers, as well as any specific codes assigned to the Customers for identification by telco vendors;

              (b) The Assumed Agreements, to the extent the same are assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the counter party or parties to such agreements, to the extent the same pertain solely to periods from and after the Closing Date, including any right thereunder or with respect thereto (A) to receive payment for products sold or services rendered from and after the Closing Date; and (B) to assert Claims and take other actions in respect of breaches, defaults and other violations of such Assumed Agreements to the extent such violations occur from and after the Closing Date;

              (c) All accounts receivable of the Seller related to any customers, including but not limited to the Customers, but excluding those accounts receivable described in SECTION 2.2(a) or SECTION 2.2(b) (the "ACQUIRED ACCOUNTS RECEIVABLE");

              (d) The Equipment (including all passwords, naming, labels, manuals, instructions, charts, diagrams, lists, databases, inventories, bills of sale and other relevant documents), but excluding Equipment described in SECTION 2.2(q);

              (e) All of Sellers' currently allocated, assigned, used and unused IP Addresses, Domain Names and Autonomous System Numbers from responsible authorities governing the use and structure of the Internet including the American Registry for Internet Numbers ("ARIN") related to or used in the operation of the Acquired Assets;

              (f) Any licenses, certificates, permits, franchises and other authorizations of any Governmental Entity relating to the Acquired Assets and to the operation of the Acquired Assets which are listed on SCHEDULE 2.1(f), to the extent the same are transferable or assignable;

              (g) Any books, records, files or papers of Sellers, whether in hard copy or computer format, relating to the Acquired Assets or their operation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, personnel and employment records, customer lists, vendor lists, catalogs, research material, URLs, source codes, technical information, trade secrets, technology, know-how, specifications, designs, drawings, processes and quality control data, if any, or any other intangible property and applications for the same;

              (h) Any of Sellers' right, title or interest in or to any of Sellers' patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, trade names, copyrights, copyright applications, or copyright registrations relating to the Acquired Assets or the operation of the Acquired Assets, including, without limitation, those listed on SCHEDULE 2.1(h), except to the extent expressly not permitted pursuant to the terms and conditions thereof, and the rights to sue for, and remedies against, past, present and future infringements thereof and the rights of priority and protection of interests therein under applicable laws;

              (i) Any computer software programs and databases used by Sellers in the operation of the Acquired Assets, whether owned, licensed, leased, or internally developed (in each case, subject to applicable restrictions), including management information systems, operating support systems ("OSS"), or billing systems, including, without limitation, those listed on SCHEDULE 2.1(i), to the extent assignable under Section 365 of the Bankruptcy Code or otherwise or to the extent that assignment is consented to by the counter party or parties to such agreements;

              (j) Any telephone numbers or electronic mail addresses used by Sellers in the operation of the Acquired Assets;

              (k) All public and private agreements and arrangements with other internet service provider networks for the purposes of "settlement free Peering" (the "PEERING AGREEMENTS");

(l) All other equipment, circuits, information and lists owned by Seller and required for or used in the operation of the Acquired Assets, excluding those items or services specifically identified as Excluded Assets, Rejected Agreements, Transition Agreements or not relevant to the operations of the Acquired Assets;

              (m) All lock boxes, lock box accounts and merchant bank accounts for processing of credit card payments and related agreements, including, without limitation, those accounts described on SCHEDULE 2.1(m); and

              (n) All Service Provider Identification Numbers (S.P.I.N.) related to the operation of the Acquired Assets, which are listed on SCHEDULE 2.1(n).

         SECTION 2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in SECTION 2.1 or any other provision of this Agreement, the Acquired Assets shall not include the following properties and assets of Sellers (collectively, the "EXCLUDED ASSETS"):

              (a) Any accounts receivable exclusively related to customers of the Sellers' wireless segment of its Commercial Internet Access business segment or to customers of Sellers' E-Solution business segment, or such other accounts receivable as the Parties agree, including but not limited to those set forth on
SCHEDULE 2.2(a);

              (b) Any accounts receivable related to terminated or inactive customers, as listed on SCHEDULE 2.2(b) and any right to receive any termination fee related to such customers;

              (c) All customers, customer accounts and assets exclusively relating to Seller's Wireless segment of its Commercial Internet Access business segment and exclusively relating to the E-Solution business (as those terms and businesses are described in the Offering Memorandum);

              (d) Cash and cash equivalents or similar type investments, uncollected checks, bank accounts (other than those accounts described in SECTION 2.1(m) above), certificates of deposit, treasury bills and other marketable securities and cash in transit related to any credit card billings processed by Sellers in accordance with Sellers customary billing practices prior to the Closing Date and that relate to services provided prior to the Closing Date;

              (e) Sellers' intercompany obligations and receivables, including any obligations and receivables between Sellers and Daslic Holdings Corp., a subsidiary of Fastnet that is not a party to the Chapter 11 Case;

              (f) Accounts receivable and notes receivable of which any current or former officer, director or employee of any Seller is the account debtor or maker;

              (g) Any rights, demands, claims, actions and causes of action that any Seller may have against any third party, including any Governmental Entity, for causes of action based on Chapter 5 of the Bankruptcy Code;

              (h) Any Claim that Sellers may have against any third party, including any Governmental Entity, for refund or credit of any type for Taxes accrued with respect to periods ending on or prior to the Closing Date;

              (i) Any Claim a Seller has against the Estate of Applied Theory;

              (j) Any Claim a Seller may have against any third Person with respect to any Excluded Assets, whether arising before or after the Closing Date;

              (k) Any deposits made by a Seller with landlords, vendors (including, without limitation, telecommunication vendors), credit card companies, utility companies or any other Person;

              (l) Any insurance policy, insurance claims and proceeds related to Excluded Assets, whether arising before or after the Closing Date;

              (m) The capital stock or assets of Daslic Holdings Corp.;

              (n) The capital stock of Sellers;

              (o) The assets, listed or described on SCHEDULE 2.2(o) hereto;

              (p) The corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of Sellers as corporations; and

              (q) Excess network Equipment described on SCHEDULE 2.2(q), which the Parties have agreed is not (x) currently used in the network, (y) being readied for use in the network, or (z) reasonably required for sparing, taking into account any existing maintenance agreements.

         SECTION 2.3 ASSUMPTION OF LIABILITIES. At the Closing Date, Buyer shall execute and deliver to Sellers one or more Assignment and Assumption Agreement(s) pursuant to which Buyer shall assume and agree to discharge solely the Liabilities of Sellers under the Assumed Agreements that are not Pre-Closing Liabilities, but arise from and after the actual assumption of each such Assumed Agreement on the Closing Date and all liabilities and obligations related to the Acquired Assets arising from any actions or omissions of Buyer occurring after the Closing Date and all Cure Amounts under Assumed Telco Agreements (collectively, the "ASSUMED LIABILITIES"). Buyer shall indemnify Sellers and Sellers' bankruptcy estate for the Assumed Liabilities.

         SECTION 2.4 EXCLUDED LIABILITIES. Other than the Assumed Liabilities or as expressly provided in SECTION 2.3, Buyer shall not assume or be obligated or be responsible to pay, perform, satisfy or otherwise discharge any Liabilities of Seller whatsoever (collectively, the "EXCLUDED LIABILITIES"), including but not limited to any Liabilities associated with the Estate of Applied Theory and any liability for benefits or accrued vacation in respect of any of Sellers' employees, whether or not such employees are offered employment by the Buyer .

         SECTION 2.5 ASSUMPTION OF THE ASSUMED AGREEMENTS. The Sale Order shall provide for the assumption by Sellers and assignment to Buyer of the Assumed Agreements, effective upon the Closing Date:

              (a) ASSUMPTION AND ASSIGNMENT. At the time of the actual assumption of each such Assumed Agreement on the Closing Date, Sellers shall assume, and Sellers shall assign to Buyer, each of the Assumed Agreements subject to the terms of the Assignment and Assumption Agreement(s). Each Assumed Agreement shall be identified by its date and by the name of the other party or parties to it.

              (b) REJECTION OF AGREEMENTS. Sellers may reject as of the Closing Date, or earlier with Buyer's written consent, any Rejected Agreement. After the expiration of the Transition Period, Seller may reject any Transition Agreement; provided however, that Seller may reject any Transition Agreement prior to the expiration of the Transition Period if (but only if) Seller has obtained the written consent of Buyer or if Buyer has defaulted on its payment obligations in respect of such Transition Agreement set forth in SECTION 7.7 and has not cured such default within three (3) days after written notice from Sellers.

              (c) PAYMENT OF CURE AMOUNTS. Sellers shall be responsible for the payment of any and all Cure Amounts related to the Assumed Non-Telco Agreements as of the Closing Date. Buyer shall be solely responsible for the payment of any and all Cure Amounts related to those certain Assumed Agreements set forth on
SCHEDULE 2.5(c) (relating to telecommunications services, products or network provided by third party carriers) (collectively, the "ASSUMED TELCO AGREEMENTS"). Notwithstanding anything herein to the contrary, Buyer may, at its sole option, through the Closing Date move any agreements from SCHEDULE 1.1(a) (Assumed Agreements) to either SCHEDULE 1.1(e) (Rejected Agreements) or SCHEDULE 1.1(f) (Transition Agreements) pursuant to SECTION 2.5(e).

              Nothing set forth in SECTION 2.5(c) shall in any way limit Sellers' obligation to pay Cure Amounts with respect to the Assumed Non-Telco Agreements.

              (d) VENDOR CONTRACTS AND LEASES. Buyer reserves the right to renegotiate the terms of any Assumed Agreement with the other parties thereto between the date of this Agreement and the Closing Date provided that (i) any such change shall be effective only upon Closing, and (ii) Buyer agrees that it shall not offer or commit to any increase in the Cure Amounts with respect to any Assumed Agreement without Sellers' written consent.

              (e) ADJUSTMENTS TO ASSUMED AGREEMENTS SCHEDULE. At any time prior to the second (2nd) Business Day prior to Closing, Buyer shall be entitled in its sole discretion to amend SCHEDULE 1.1(a) by removing from such schedules any unexpired leases or executory contracts by providing written notice thereof to Sellers. Any unexpired leases or executory contracts removed from SCHEDULE 1.1(a) shall be Excluded Assets (and at Sellers' option may be Rejected Agreements) or Transition Agreements (as designated by Buyer in the written notice delivered by Buyer in accordance with the preceding sentence) and shall not constitute Assumed Agreements at Closing. Buyer and Sellers agree that there shall be no adjustment to the Estimated Purchase Price or the Final Purchase Price as a result of Buyer's election to remove any unexpired leases and executory contracts from SCHEDULE 1.1(a) pursuant to this SECTION 2.5(e), other than to reflect a reduction in the Cure Amounts associated with any such removed unexpired lease or executory contract.

                                  ARTICLE III
                                 PURCHASE PRICE
                                 --------------

         SECTION 3.1 ESTIMATED PURCHASE PRICE. The estimated purchase price for the Acquired Assets (the "ESTIMATED PURCHASE PRICE") shall be equal to:

              (a) Six Million Dollars ($6,000,000.00) in cash (the "CASH PURCHASE PRICE");

              (b) shares of Class A Common Stock of Buyer (the "SHARES") in an aggregate amount equal to the quotient obtained by dividing (i) $1,000,000.00 by
(ii) the average of the last reported sale price of Buyer's shares of Class A Common Stock, as listed on NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading), measured over the five (5) trading days ending on the date one (1) Business Day immediately prior to the Closing Date (the "AVERAGE CLOSING PRICE");

              (c) a four month promissory note from Buyer in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) in the form attached hereto as EXHIBIT A (the "BUYER'S NOTE"); and

              (d) assumption by Buyer of the Assumed Liabilities.

         SECTION 3.2 PAYMENT OF ESTIMATED PURCHASE PRICE. The Estimated Purchase Price shall be paid as follows:

              (a) SECURITY DEPOSIT. Sellers acknowledge and agree that Buyer has previously delivered to the Escrow Agent, as part of its bid for Sellers' assets in the Chapter 11 Case, the sum of Three Hundred Thousand Dollars ($300,000.00) (the "SECURITY DEPOSIT").

              (b) DELIVERIES TO SELLERS. At the Closing, Buyer shall deliver to
Fastnet:

                  (i) by wire transfer in immediately available funds an amount equal to the Cash Purchase Price, minus the Security Deposit; and

                  (ii) the Shares and Buyer's Note,

in each case, subject to the Closing adjustments expressly permitted or required under this Agreement. Sellers and Buyer shall execute and deliver a closing statement, in a form mutually acceptable to the Parties, reflecting the adjustments made at Closing hereunder.

              (c) ADVANCE PAYMENTS AND OFFSET. Attached hereto as SCHEDULE 3.2(C)(I) is Sellers' report, certified in writing by Fastnet's chief financial officer in such capacity, detailing the total amounts that Sellers billed active customers of the Business, including details of the total amounts billed and collected, as of five (5) days prior to the Auction Date, that relate to services to be provided on or after the date of such report (the "ADVANCE PAYMENTS"). Within three (3) Business Days prior to the Closing Date, Sellers shall provide Buyer with a report, certified in writing by Fastnet's chief financial officer in such capacity, detailing the total amounts that Sellers billed active customers of the Business, including details of the total amounts billed and collected, as of five (5) Business Days prior to the date of such report, that relate to services to be provided on or after the date of such report, which shall be attached hereto as SCHEDULE 3.2(c)(ii) (the "ESTIMATED ADVANCE PAYMENTS"). At Closing, Buyer shall receive a credit against the Estimated Purchase Price in an amount equal to the amount, if any, by which the Estimated Advance Payments exceed the Advance Payments, with eighty percent (80%) of the adjustment allocated to the Cash Purchase Price and twenty percent (20%) of the adjustment allocated to the Buyer's Note. Within thirty (30) days after the Closing Date, Sellers shall provide Buyer with a report, certified in writing by Fastnet's chief financial officer in such capacity, detailing the total amounts that Sellers billed customers of the Business, including details of the total amounts billed and collected, as of the Closing Date, that relate to services to be provided on or after the Closing Date (the "ACTUAL ADVANCE PAYMENTS"). In the event that the Actual Advance Payments are greater than the Estimated Advance Payments, the amount of such excess shall reduce, dollar for dollar, the principal amount of Buyer's Note. In the event that the Actual Advance Payments are less than the Estimated Advanced Payments, the amount of such deficiency shall increase, dollar for dollar, the principal amount of Buyer's Note; provided, however, that in no case shall the amount of such increase exceed the credit against the Estimated Purchase Price received by Buyer at Closing in respect of Advance Payments.

              (d) Discounted Net Earned Accounts Receivable and Offset. Attached hereto as SCHEDULE 3.2(d)(i) is Sellers' report, certified in writing by Fastnet's chief financial officer in such capacity, detailing the current balance of the Discounted Net Earned Accounts Receivable as of five (5) days prior to the Auction Date. Within three (3) Business Days prior to the Closing Date, Sellers shall provide Buyer with a report, certified in writing by Fastnet's chief financial officer in such capacity, detailing the Discounted Net Earned Accounts Receivable as of five (5) days prior to the Closing Date (the "ESTIMATED DISCOUNTED NET EARNED ACCOUNTS RECEIVABLE"), which shall be attached hereto as SCHEDULE 3.2(d)(ii). At Closing, Buyer shall receive a credit against the Estimated Purchase Price in an amount equal to the amount, if any, by which the Discounted Net Earned Accounts Receivable which is reflected on Sellers' report under SCHEDULE 3.2(d)(i) exceeds the Estimated Discounted Net Earned Accounts Receivable which is reflected on Sellers' report under SCHEDULE 3.2(d)(ii). One hundred percent (100%) of any such adjustment shall be allocated against the Buyer's Note. Within thirty (30) days after the Closing Date, Sellers shall provide Buyer with a report, certified in writing by Fastnet's chief financial officer in such capacity, detailing Discounted Net Earned Accounts Receivable as of the Closing Date (the "ACTUAL DISCOUNTED NET EARNED ACCOUNTS RECEIVABLE"). In the event that the Estimated Discounted Net Earned Accounts Receivable are greater than the Actual Discounted Net Earned Accounts Receivable, the amount of such excess shall reduce, dollar for dollar, the principal amount of Buyer's Note. In the event that the Estimated Discounted Net Earned Accounts Receivable are less than the Actual Discounted Net Earned Accounts Receivable, the amount of such deficiency shall increase, dollar for dollar, the principal amount of Buyer's Note; provided, however, that in no case shall the amount of such increase exceed the credit against the Estimated Purchase Price received by Buyer at Closing in respect of Discounted Net Earned Accounts Receivable.

              (e) LIMITATION ON ACQUIRED ACCOUNT RECEIVABLE ADJUSTMENT. Notwithstanding any provision in this Agreement to the contrary, Buyer shall not have the right to propose an adjustment to the aggregate amount of Acquired Accounts Receivable due to a disagreement as to Sellers' policies regarding bad debt allowances as long as the bad debt allowance applicable to such Acquired Accounts Receivable (measured as a percentage) is at least as high as the bad debt allowance that was applied to Sellers' accounts receivable as of September 30, 2003 (also measured as a percentage).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Buyer specifically acknowledges and agrees to the following with respect to the representations and warranties of Sellers:

         SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Sellers represent and warrant to Buyer that the statements contained in this SECTION 4.1 are true, correct and complete as of the Execution Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Execution Date throughout this SECTION 4.1 except to the extent that any such representation and warranty speaks as of a particular date);

              (a) ORGANIZATION, QUALIFICATION AND AUTHORITY. Each of Sellers is a corporation validly existing and subsisting and in good standing under the laws of its respective jurisdiction. Each Seller has full corporate power and authority (i) to own and to operate, to lease, and to operate its assets (including the Acquired Assets) and to carry on the Business as it is now being conducted and (ii) to enter into this Agreement and each of the other Transaction Documents to be executed and delivered by such Seller pursuant to this Agreement and, in the event the Sale Order is entered by the Court, to carry out its obligations hereunder and thereunder. Subject to entry of the Sale Order, the execution, delivery and performance hereof and the consummation by each Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Seller.

              (b) NO APPROVALS; CONFLICT. Except for the Sale Order, the execution, delivery and performance by each Seller of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby do not require any consent, waiver, authorization or approval of, or filing with, any third Person which has not been obtained by such Seller. Except for (and subject to obtaining) the approval of the Bankruptcy Court, and except for (and subject to obtaining) any consents required in connection with the assignment to Buyer of the Assumed Agreements (which consents are identified on SCHEDULE 4.1(b), the execution, delivery and performance by Sellers of this Agreement and each of the Transaction Documents, the fulfillment of and compliance with the respective terms and provisions hereof and thereof by Sellers, and the consummation of the transactions contemplated hereby and thereby by Sellers do not and will not (i) result in a breach of any material obligation; (ii) constitute a default or an event creating rights of acceleration, termination or cancellation or a loss of material rights; (iii) result in the creation or imposition of any Lien upon any of the Acquired Assets, or (iv) result in a material violation under any provision of (A) the certificate of incorporation or by-laws of any of Sellers; or (B) any material contract, lease or agreement to which any of Sellers is a party.; or (C) any law, rule, regulation, order, judgment, or decree to which any Seller or the Acquired Assets is subject.

              (c) BINDING OBLIGATION. This Agreement has been, and each of the other Transaction Documents to which any Seller is a party will have been, duly and validly executed and delivered by each Seller and, following the entry of the Sale Order, this Agreement and the Transaction Documents executed by each Seller will constitute (assuming in each case the due and valid authorization, execution and delivery thereof by Buyer) valid and legally binding obligations of each Seller enforceable against each Seller in accordance with the terms hereof and thereof.

              (d) LITIGATION. Except for the Chapter 11 Case, and except as disclosed on SCHEDULE 4.1(d), there is no litigation, action, lawsuit, Claim, audit, review, examination, inquiry, proceeding or investigation pending or, to the knowledge of Sellers, threatened against any Seller which individually or in the aggregate would have a Material Adverse Effect: (i) that relates to any of the Acquired Assets or the Business, (ii) in which any of Sellers is the plaintiff or claimant; or (iii) that questions the legality or propriety of the transactions contemplated by this Agreement or any of the other Transaction Documents. As of the date hereof there is no outstanding order, writ, injunction, or decree of any Governmental Authority against or affecting any of the Acquired Assets or the Business that individually or in the aggregate would have a Material Adverse Effect.

              (e) LEGAL COMPLIANCE. Each Seller, the Business and the Acquired Assets are in compliance in all material respects with all applicable laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof).

              (f) FINANCIAL STATEMENTS. SCHEDULE 4.1(f) annexed hereto contains
(a) a complete and correct copy of the unaudited consolidated and unconsolidated financial statements of each Seller for the calendar month ended August 31, 2003, and (b) a complete and correct copy of the unaudited financial statements of each Seller for its fiscal quarter ended June 30, 2003 (together with the August 31, 2003 financial statements, the "FINANCIAL Statements"). The Financial Statements for the quarter ended June 30, 2003 have been reviewed by the Sellers' accountants, KPMG, LLP, and prepared in accordance with GAAP, consistently applied. The Financial Statements for the month ended August 31, 2003 have been prepared internally and to the best of Sellers' knowledge, in accordance with GAAP, consistently applied, subject to quarter-end and year-end adjustments.

              (g) ABSENCE OF MATERIAL CHANGES. Except as disclosed on SCHEDULE 4.1(g), since June 30, 2003 Sellers have operated the Acquired Assets in the ordinary course consistent with past practice and there has not been with respect to the Sellers any:

                  (i) event which has had or would, individually or in the aggregate have a Material Adverse Effect with respect to the Sellers or the Acquired Assets;

                  (ii) transactions not in the ordinary course of business, which transactions have a value individually in excess of US $100,000.00 or in excess of US $200,000.00 in the aggregate;

                  (iii) material damage, destruction or loss, whether or not insured, (1) affecting the operation of the Acquired Assets, as currently conducted or as proposed by any Seller to be conducted, or
         (2) to the Acquired Assets;

                  (iv) failure to maintain any insurance coverage for (1) destruction, damage to, or loss of any of the Acquired Assets, (2) workers' compensation, (3) auto, and (4) general liability;

                  (v) change in accounting principles, methods or practices (including as such relate to the billing and collection of accounts and issuing credits) or investment practices;

                  (vi) issuance or sale of any shares of its capital stock or of any other equity security or of any security convertible into or exchangeable for its equity securities;

                  (vii) agreement or understanding legally obligating it to take any of the actions described above in this SECTION 4.1(g);

              (h) ABSENCE OF UNDISCLOSED LIABILITIES. To the best of Sellers' knowledge, no Seller has any liabilities or obligations of any nature, whether known or unknown, absolute or contingent, matured or unmatured or otherwise and whether due or to become due, except (a) liabilities set forth in the balance sheet of each Seller included in the Financial Statements, (b) liabilities incurred since the date of the Financial Statements in the ordinary course of business or otherwise disclosed herein, (c) costs and expenses incurred in connection with the transactions contemplated hereby, and (d) other liabilities not exceeding $25,000.00 in the aggregate. Seller is not liable with respect to, or obligated to provide funds under, any debt, obligation or dividend of any other person.

              (i) BROKERS' FEES. Sellers have engaged the firm of DH Capital, LLC to assist Sellers in connection with the matters contemplated by this Agreement. The payment of any fees or commissions associated therewith shall be the sole and exclusive responsibility of Sellers. Buyer shall not be liable to any broker or agent retained by any of the Sellers in any way and Sellers shall jointly and severally indemnify and hold Buyer harmless from any attempts by such brokers or agents to collect any such fees or commissions from Buyer, notwithstanding any limitation of liability set forth elsewhere in this Agreement.

              (j) ACQUIRED ASSETS. The Acquired Assets listed on the Schedules are in the possession of Sellers.

              (k) TITLE TO ACQUIRED ASSETS. Sellers have, and subject to the entry of the Sale Order at the Closing, Buyer shall obtain, good and marketable title to the Acquired Assets, free and clear of all Liens and Liabilities of any kind or nature whatsoever. Sellers have not licensed or otherwise granted any person or entity any right or interest in, or right to use, any of the tangible or intangible Acquired Assets other than those set forth on SCHEDULE 4.1(k) (and other than rights granted to customers pursuant to the Assumed Agreements).

              (l) SCHEDULE OF ASSUMED AGREEMENTS; SCHEDULE OF REJECTED AGREEMENTS. SCHEDULES 1.1(a), 1.1(e) AND 1.1(f) collectively list all of the agreements of Sellers (other than Customer Contracts) that relate principally to the Acquired Assets, except for such omissions as are not, individually or in the aggregate, material in nature or value to the Acquired Assets and to the Buyer. No Seller has assigned, transferred, pledged or otherwise conveyed its rights under any of such agreements. Except with respect to termination charges for circuits, no Seller is materially delinquent with respect to any payments due under any Assumed Agreement after the date of filing the Chapter 11 Case.

              (m) ACCOUNTS RECEIVABLE. The amount of Acquired Accounts Receivable set forth on SCHEDULE 4.1(m) is the true, complete and accurate amount of Sellers' Acquired Accounts Receivable outstanding on September 30, 2003 and as of three (3) business days prior to the Execution Date. Sellers have delivered to Buyer a true, correct and accurate list of all such Acquired Accounts Receivable comprising such amount, including the aging of such accounts, the name of such party from whom amounts related to such accounts is owing, and any security therein in favor of a Seller. All of the Sellers' accounts receivable stated on such list are collectible in the ordinary course, subject to reserves against the gross accounts receivable for uncollectibility. The Acquired Accounts Receivable estimate set forth on SCHEDULE 4.1(m), and any amounts set aside by any Seller as a reserve for doubtful accounts related to such accounts set forth on SCHEDULE 4.1(m), have been calculated in accordance with GAAP, consistently applied throughout the periods covered thereby, except as disclosed on SCHEDULE 4.1(m)(1).

              (n) CUSTOMERS. SCHEDULE 2.1(a) sets forth (a) the names and addresses as set forth in the records of Sellers of all customers of Sellers for goods or services in connection with the Acquired Assets, and (b) the amount for which Sellers invoiced each such customer during the past twelve (12) months (from the date of this Agreement). No Seller has received any written or oral notice that any customer so listed, (i) has ceased, or will cease, to use the products, goods or services of Sellers, or (ii) has substantially reduced or will substantially reduce, the use of the products, goods or services of Sellers, other than those customers listed on SCHEDULE 4.1(n)(i). To the Sellers' knowledge, no customer so listed has threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement. Sellers' right, title and interest in and to each of the Customer Contracts, is fully assignable and, on the Closing Date, each such assumed Customer Contract will be in full force and effect and Seller will not be in default thereunder. No later than 10 Business Days after the Closing, Sellers shall deliver to Buyer an updated list of Customers, which shall be true, accurate and complete as of the Closing Date, and which shall be attached hereto as SCHEDULE 4.1(n)(ii). Except with respect to any customer identified on SCHEDULE 4.1(n)(i), no Seller is a party to any contract with, or provides any service to, any current customer of the Business other than such contracts and services that are part of the Acquired Assets and the Business.

              (o) CONTENT OF CUSTOMER CONTRACTS. The sample contracts set forth on SCHEDULE 4.1(o) are true and complete copies of the standard forms of contracts that Sellers have from time to time used as a basis for Customer contracts in connection with the provision of services or equipment supplied to such Customers under the Business relating to the Acquired Assets (the "STANDARD FORM CUSTOMER CONTRACTS"). Not all of Sellers' contracts with customers are based on Standard Form Contracts. Sellers have provided Buyer with access to all known written Customer contracts.

              (p) INTELLECTUAL PROPERTY. Seller has no domestic or foreign patents, patent applications, or patent licenses. SCHEDULE 2.1(h) is a true, complete and accurate list of all material intellectual property (other than "SHRINK WRAP" or "OFF THE SHELF" software) necessary to continue to operate the Business relating to the Acquired Assets in the ordinary course of business including each trade name, trademark, service mark, trademark registration, and applications therefor, copyright registration, and applications therefor, which are owned or used by Seller in the operation or conduct of the Business relating to the Acquired Assets or necessary for the continued operation or conduct of such business and assets after the Closing by Buyer as it is currently being operated by Seller. The operation and conduct of the Business relating to the Acquired Assets as it is currently being operated by Sellers require no material rights under intellectual property other than the intellectual property being assigned to Buyer hereunder. Except as set forth on SCHEDULE 4.1(p), there are no pending or, to the knowledge of Sellers, threatened proceedings or litigation or other adverse claims affecting, or with respect to, the intellectual property listed on SCHEDULE 2.1(h).

              (q) LEASES. True and complete copies of each of the written real property leases included on SCHEDULE 4.1(q) of Acquired Leases have been heretofore made available to Buyer (the "REAL PROPERTY LEASES"). No other facilities, real property or improvements are necessary or used by Sellers in connection with the Acquired Assets. Each of the Real Property Leases (and leases, licenses and subleases underlying such Real Property Leases) is in full force and effect. Each other party to each of the Real Property Leases (and leases, licenses and subleases underlying such Real Property Leases), has complied with all commitments and obligations on its part to be performed or observed thereunder. No Seller has received any notice of a default, offset or counterclaim under any of the Real Property Leases (or leases, licenses and subleases underlying such Real Property Leases) and except as previously disclosed, no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any of the Real Property Leases (or leases, licenses and subleases underlying such Real Property Leases).

              (r) SCHEDULES. To Sellers' knowledge, all Schedules to this Agreement are true, complete and accurate as of the Execution Date and shall be true, complete and accurate in all material respects as of the Closing Date, unless they are expressly made effective as of a different date.

              (s) ACCURACY OF INFORMATION. To Sellers' knowledge, all materials, documents and instruments made available to Buyer in connection with its diligence inquiry or pursuant to the Agreement or any Transaction Document are and will be true, correct and complete in all material respects.

              (t) TELECOM CURE AMOUNTS. SCHEDULE 4.1(t) sets forth, in the aggregate all billed and unpaid charges owing and asserted claims owing with respect to Assumed Telco Agreements. Sellers have provided to Buyer a list on an individual basis of all billed and unpaid charges owing and asserted claims owing with respect to Assumed Telco Agreements. Except as noted on SCHEDULE 4.1(t), Sellers do not have any reason to believe that the Cure Amount in respect of any Assumed Telco Agreement is greater than charges and claims set forth with respect to such Assumed Telco Agreement.

              (u) ADVANCE PAYMENTS. SCHEDULE 4.1(u) sets forth all of Sellers' Advance Payments as of September 30, 2003, and as of three (3) days prior to the Execution Date.

              (v) EMPLOYEES. Seller represents that, as of the Execution Date, it has 118 full-time employees who are responsible for the operation of the Acquired Assets.

              (w) NO REVENUE CONTINGENT ON HIPAA. No revenue of any Seller is contingent on such Seller's compliance with The Health Insurance Portability and Accountability Act of 1996 ("HIPAA").

              (x) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Sellers in reliance upon each Sellers' representation to Buyer, which by such Seller's execution of this Agreement such Seller hereby confirms, that the Shares will be acquired for investment for Fastnet's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Fastnet has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Fastnet further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any Person, with respect to any of the Shares.

              (y) DISCLOSURE OF INFORMATION. Each Seller represents that it has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Shares, and the business, properties, prospects and financial condition of Buyer.

              (z) INVESTMENT EXPERIENCE. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Further, each Seller also represents it has not been organized for the purpose of acquiring the Shares. Each Seller has carefully considered the potential risks relating to Buyer and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of such Seller's entire investment. Among others, each Seller has carefully considered each of the risks, uncertainties and contingencies described in Buyer's SEC Documents.

              (aa) ACCREDITED INVESTOR. Fastnet is an "accredited investor" within the meaning of Securities Act Rule 501(a) of Regulation D, as presently in effect.

              (bb) SELLER NOT AN INVESTMENT COMPANY. Fastnet is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (cc) RESTRICTED SECURITIES. Each Seller understands that the Shares it is purchasing are "restricted securities" under the federal securities laws and are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances. Each Seller represents that it is familiar with Securities Act Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

              (dd) FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth in this ARTICLE IV, each Seller further agrees not to make any disposition of all or any portion of the Shares to any third party unless and until the transferee has agreed in writing for the benefit of Buyer to be bound by SECTIONS 4.1(x) through 4.1(gg) of this Agreement, to the extent those Sections are then applicable, and:

                  (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (ii) (A) such Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by Buyer, such Seller shall have furnished Buyer with an opinion of counsel, reasonably satisfactory to Buyer, that such disposition will not require registration of such shares under the Securities Act.

         Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Seller that is a partnership to any general or limited partner of such partnership or to the estate of any such partner or to any corporation, partnership, or other entity which is an affiliate of such partnership or the transfer by gift, will or intestate succession by any such partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Seller hereunder.

              (ee) SUSPENSION OF TRADING. Each Seller acknowledges that there may occasionally be times when Buyer determines that it must suspend the use of the Prospectus forming a part of a Registration Statement, as set forth in
ARTICLE XI. Each Seller is aware that, in such event, the Shares may not be sold under such Registration Statement during such suspension. The overall commitment of such Seller to investments which are not readily marketable is not excessive in view of such Seller's net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive.

              (ff) RELIANCE; MATERIAL CHANGES. The information and statements contained in SECTIONS 4.1(x) through 4.1(gg) is complete and accurate and may be relied upon by Buyer, and each Seller will notify Buyer promptly of any material change in any of such information occurring prior to the Closing and each intended disposition of Shares following the Closing.

              (gg) LEGENDS. It is understood that the certificates evidencing the Shares may bear a restrictive legend, substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER SUCH LAWS, TOGETHER WITH, IN CERTAIN CASES, AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED."

              (hh) LIMITED REPRESENTATIONS AND WARRANTIES. EXCEPT AS SET FORTH HEREIN, BUYER ACKNOWLEDGES THAT IT IS ACQUIRING THE ACQUIRED ASSETS "AS IS," "WHERE IS" AND "WITH ALL FAULTS" ON THE CLOSING DATE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SELLERS MAKE NO OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, INCLUDING, WITHOUT LIMITATION, REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OF THE ACQUIRED ASSETS, THEIR CONTENTS, THE INCOME DERIVED OR POTENTIALLY TO BE DERIVED FROM THE ACQUIRED ASSETS OR THEIR OPERATION, OR THE EXPENSES INCURRED OR POTENTIALLY TO BE INCURRED IN CONNECTION WITH THE ACQUIRED ASSETS OR THEIR OPERATION. EACH SELLER IS NOT, AND WILL NOT BE, LIABLE OR BOUND IN ANY MANNER BY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, PROMISES, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ACQUIRED ASSETS OR THEIR OPERATION, MADE OR

FURNISHED BY ANY BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SUCH SELLER, UNLESS AND TO THE EXTENT THE SAME IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE REPRESENTATIONS AND WARRANTIES OF EACH SELLER SET FORTH HEREIN SHALL TERMINATE AT THE CLOSING AND, AFTER THE COMPLETION OF THE CLOSING, THERE SHALL BE NO LIABILITY IN RESPECT THEREOF, WHETHER SUCH LIABILITY HAS ACCRUED PRIOR TO THE CLOSING OR AFTER THE CLOSING, ON THE PART OF ANY OF THE PARTIES. NOTWITHSTANDING THE FOREGOING SENTENCE, THE REPRESENTATIONS AND WARRANTIES OF EACH SELLER SET FORTH IN SECTION 4.1(x) THROUGH (gg) SHALL SURVIVE UNTIL THE SALE OR OTHER DISPOSITION IN FULL BY SUCH SELLER OF THE SHARES TO AN UNRELATED THIRD PARTY IN COMPLIANCE WITH THE SECURITIES ACT, THE EXCHANGE ACT, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

         SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Sellers as follows:

              (a) ORGANIZATION, QUALIFICATION, AUTHORIZATION. Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The execution and delivery of this Agreement by Buyer and the transactions contemplated hereby have been duly authorized by Buyer's Board of Directors, and Buyer has delivered copies, certified by Buyer's Secretary, of resolutions of its Board of Directors at which such authority was granted. Buyer has taken all action required by the laws of the State of Delaware or any other applicable law to authorize the transactions contemplated herein.

              (b) LITIGATION. There are no pending or, to the knowledge of Buyer, threatened actions or proceedings against Buyer before any court or administrative agency or other authority which challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

              (c) NO APPROVALS; NO CONFLICTS. This Agreement constitutes the legal, valid and binding agreement of Buyer, enforceable in accordance with its terms. The consummation of the transactions contemplated hereby will not conflict with, result in a breach of any provision of, or constitute a default under, any contract, agreement, instrument, regulation, law or order of any court, administrative agency or federal, state or local authority to which Buyer is a party, by which it is bound or to which it may be subject for which Buyer has not obtained or will obtain prior to the Closing Date a waiver or the consent of the affected party. The execution, delivery and performance of this Agreement by Buyer will not (i) conflict with or result in a breach or violation of any term or provision of Buyer's Certificate of Incorporation or Bylaws, nor
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Buyer's properties or assets.

              (d) BROKER. Other than Kaufman Bros, L.P. ("KBRO"), no broker has been engaged by Buyer in connection with the transactions contemplated by this Agreement and no brokerage fees will be payable by Buyer to any party other than KBRO as the result of the consummation of such transactions.

              (e) FINANCIAL CAPABILITY. Buyer currently has and, as of the Closing Date will have, sufficient cash to pay the Estimated Purchase Price and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement and the Transaction Documents. Sellers shall not be liable to any broker or agent retained by Buyer in any way, and Buyer shall indemnify and hold Sellers harmless from any attempts by such brokers or agents to collect any such fees or commissions from Sellers, notwithstanding any limitation of liability set forth elsewhere in this Agreement.

              (f) ISSUANCE OF THE SHARES. The Shares are duly authorized and, when issued in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens.

              (g) PRIVATE OFFERING. Assuming that each Seller is an "accredited investor" as such term is defined in Regulation D under the Securities Act and that the offer and sale of the Shares has been completed, the offer, issuance and sale of the Shares to the Sellers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither Buyer nor any Person acting on its behalf has taken or is, to the knowledge of Buyer, contemplating taking any action which could subject the offering, issuance or sale of the Shares to the Sellers to the registration requirements of the Securities Act, including soliciting any offer to buy or sell the Shares by means of any form of general solicitation or advertising.

              (h) SEC DOCUMENTS; FINANCIAL STATEMENTS. Buyer has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or Section 15(d) thereof, for the last twelve (12) months preceding the date hereof (or such shorter period as Buyer was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Buyer included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Buyer and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since September 30, 2003 until the date of this Agreement, except as specifically disclosed in the SEC Documents or as generally described in publicly issued press releases of Buyer,
(i) there has been no event, occurrence or development that has resulted or that could reasonably be expected to result in a material adverse effect upon Buyer,
(ii) Buyer has not incurred any liabilities (contingent or otherwise) other than
(x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in Buyer's financial statements pursuant to GAAP or otherwise required to be disclosed in filings made with the Commission, (iii) Buyer has not altered its method of accounting or the identity of its auditors and (iv) Buyer has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Buyer stock option or stock purchase plans or the terms of any convertible or derivative securities of Buyer) with respect to its capital stock, or purchased or redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

              (i) FORM S-3 ELIGIBILITY. Buyer is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act. To the knowledge of Buyer, there exists no facts or circumstances that would reasonably be expected to prohibit or delay the preparation and filing of a Registration Statement with respect to the Shares in accordance with the terms of this Agreement.

              (j) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. Except as set forth in the SEC Documents or as generally described in publicly issued press releases of Buyer, Buyer has not, in the twelve (12) months preceding the date hereof, received notice (written or oral) from NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading) to the effect that Buyer is not in compliance with the listing or maintenance requirements of such exchange or market.

              (k) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as set forth in ARTICLE XI and the SEC Documents, Buyer has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of Buyer registered with the Commission or any other Governmental Authority which would grant any Person any right of first refusal, preemptive right, right of participation, or any similar right to participate in the issuance, and/or registration of the sale of, the Shares contemplated by this Agreement.

                                   ARTICLE V
                                   TAX MATTERS
                                   -----------

         SECTION 5.1 TRANSFER TAXES. Buyer and Sellers shall cooperate to obtain an order of the Bankruptcy Court exempting the sale of the Acquired Assets under this Agreement from sales, use, transfer, stamp, duty and value added Taxes, and other similar Taxes and fees which may be payable by reason of the sale of the Acquired Assets under this Agreement or the transactions contemplated herein (collectively, "TRANSFER TAXES"). In the event that Buyer and Sellers do not obtain such an exemption order of the Bankruptcy Court and Transfer Taxes are required to be paid in connection with any Bill of Sale or other instrument of transfer delivered to Buyer in accordance herewith, or in the event any such Transfer Taxes are assessed at any time thereafter, such Transfer Taxes incurred as a result of the transactions contemplated hereby shall be shared equally by Buyer and Sellers. Buyer and Sellers agree to provide each other reasonable assistance in the preparation and filing of any and all required Tax Returns for or with respect to such Transfer Taxes with any and all appropriate taxing authorities. Buyer and Sellers shall cooperate to minimize the amount of any such Transfer Taxes to the extent reasonable feasible and shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

         SECTION 5.2 PRORATION OF REAL AND PERSONAL PROPERTY TAXES. The real and personal property Taxes (including property Taxes payable by the tenant or lessee under any lease assumed by Buyer) and assessments on the Acquired Assets for any taxable period commencing prior to the Closing Date and ending after the Closing Date shall be prorated between Buyer and Sellers as of the close of business on the Closing Date. All such prorations shall be allocated so that items relating to time periods ending on the Closing Date shall be allocated to Sellers based upon the number of days in the period prior to and including the Closing Date and items related to time periods beginning after the Closing Date shall be allocated to Buyer based on the number of days in the period after the Closing Date. The amount of all such prorations shall be settled and paid on the Closing Date; provided, however, that final payments with respect to prorations that are not able to be calculated on the Closing Date shall be calculated and paid after the Closing Date, as each item to be prorated accrues or comes due, provided that, in any event, any such proration shall be calculated not later than 30 calendar days after the Party requesting proration of any item obtains the information required to calculate such proration of such item. Notwithstanding any other provisions of this Agreement, if Sellers or Buyer has paid a property Tax allocable to another Party under this SECTION 5.2, that other Party shall reimburse the payer party upon written demand for the amount of such property Tax so paid.

         SECTION 5.3 COOPERATION. Buyer and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Acquired Assets and the Assumed Liabilities as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

         SECTION 5.4 ALLOCATION OF FINAL PURCHASE PRICE AND FINAL PURCHASE PRICE ALLOCATION FORMS. Buyer and Sellers agree to allocate the Final Purchase Price and Assumed Liabilities (to the extent such Assumed Liabilities constitute part of the amount realized for federal income Tax purposes) among the Acquired Assets in accordance with a schedule to be reasonably agreed to between them within ninety (90) days following the Closing Date (the "ALLOCATION"), which schedule shall be prepared in accordance with Section 1060 of the Code. Sellers and Buyer will cooperate in filing with the IRS their respective Forms 8594 as provided for in Section 1060 of the Code on a basis consistent with the Allocation, and, except as otherwise agreed by Sellers and Buyer in writing or as necessary to reflect any change in the Final Purchase Price pursuant to this Agreement, the Allocation shall be reflected on any income Tax Returns required to be filed as a result of the transactions contemplated hereby. Unless otherwise agreed to by Sellers and Buyer in writing or as necessary to reflect any change in the Final Purchase Price pursuant to this Agreement, Buyer and

Sellers shall take no position, and cause their Affiliates to take no position, inconsistent with the Allocation for all income Tax purposes (including any Tax audits relating thereto). The Allocation shall be for the sole purpose of complying with the requirements of Section 1060 of the Code and for no other purpose. Under no circumstances, however, shall the failure to agree on the Allocation be claimed to be a breach of this Agreement. In the event the Parties can not agree to the Allocation in a timely manner, as set forth herein, the Parties shall make their filings in accordance with their respective determinations, subject to the Code.

                                   ARTICLE VI
                                    EMPLOYEES
                                    ---------

         SECTION 6.1 EVALUATION OF EMPLOYEES. Commencing on October 31, 2003, Buyer shall be permitted to evaluate employees of Sellers for purposes of identifying those employees to whom Buyer would like to make offers of employment. Buyer may notify those employees of its intent to offer (contingent upon the Closing) employment to such employees as Buyer, in its sole discretion, shall determine, provided that, notwithstanding the foregoing, Buyer shall offer "at will" employment to at least (i) seventy-five (75) of Sellers' employees who are responsible for the operation of the Acquired Assets, or (ii) if there are less than 118 total employees who are responsible for the operation of the Acquired Assets employed as of the Execution Date, then sixty-three percent (63%) of those remaining employees (employees who accept such offers of employment are referred to herein as "TRANSFERRED EMPLOYEES"). Such employment by Buyer shall be based on terms and conditions acceptable to both Buyer and the Transferred Employees. Sellers shall not be required to compel or instruct any of its employees to be interviewed by Buyer, nor shall Sellers be required to disclose to Buyer any information contained in any personnel files, unless the affected employee specifically consents in writing to such disclosure. No employee of Sellers shall be required to negotiate or accept any offer of employment from Buyer. From time to time after the Execution Date, Buyer may notify Seller of the decision by Buyer to offer employment to any employees of Seller and the identities of such employees. Upon such notification, Sellers shall use commercially reasonable efforts to retain such employees through the Closing Date, including the Key Employees.

         SECTION 6.2 IDENTIFICATION OF KEY EMPLOYEES. Buyer has identified in writing to Fastnet's chief executive officer up to ten (10) key employees of Sellers (the "KEY EMPLOYEES"). Sellers and Buyer shall keep the status of these employees as Key Employees in confidence until the Sale Order Date. Upon the termination or receipt of notice of resignation of any Key Employee, Sellers shall provide notice of such termination or resignation to Buyer within three
(3) Business Days.

         SECTION 6.3 OBLIGATIONS OF SELLER. Sellers shall retain the sole responsibility for all matters relating to the maintenance of personnel and payroll records with respect to the Sellers' employees, the withholding and payment of federal, state and local income and payroll taxes, the payment of workers' compensation and unemployment compensation insurance, salaries, wages and pension, welfare and other fringe benefits, including any severance and/or pay-out of accrued vacation pay that may be triggered as a result of any termination of employment (including all severance and vacation pay Liabilities incurred on or prior to the Closing Date) and the conduct of all other matters relating to labor relations. Sellers shall retain Liability for compliance with all applicable labor and employment Laws relating to their employees and for any workers' compensation or similar workers' protection Claims with respect to any such employee whether incurred prior to, on or after the Closing Date. At no time shall Sellers release any of its employees from any obligations of confidentiality, loyalty, noncompetition, nonsolicitation, and loyalty and other fiduciary agreements and duties without Buyer's prior written consent or as required by applicable law. At the Closing, Sellers shall release Buyer from any and all obligations and liabilities Buyer might have to Sellers with respect to any Transferred Employee's terms of employment with any Seller, competition, nonsolicitation, confidentiality, loyalty and other fiduciary agreements and duties. Sellers hereby agree to indemnify Buyer and to defend and hold Buyer harmless from and against any and all claims brought against Buyer under the WARN Act or any similar state law that relate to actions taken by Sellers prior to or after the Closing Date. Sellers shall give Buyer timely written notice of any actions any Seller intends to take prior to or after the Closing Date that might trigger such WARN Act claims. Buyer shall not assume any severance or retention bonuses with respect to any employees of Sellers, whether approved pursuant to the Chapter 11 Case or otherwise.

                                  ARTICLE VII
                       COVENANTS AND ADDITIONAL AGREEMENTS
                       -----------------------------------

         SECTION 7.1 NOTICE OF SALE. Seller shall promptly mail notice of the sale, which notice will comply and be served in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, any applicable local bankruptcy rules and any applicable order of the Bankruptcy Court, to the committee of unsecured creditors appointed in the Chapter 11 Case (the "OFFICIAL COMMITTEE OF UNSECURED CREDITORS") and all persons and entities (collectively, the "NOTICEES") who or which (i) are listed as secured or unsecured creditors in the schedules filed by Seller in the Chapter 11 Case, in any Seller's books and records, in any Seller's filings with the Commission or in any Seller's most recent United States Tax Returns; (ii) have filed a proof of claim in the Chapter 11 Case, whether or not claiming a security interest; (iii) are listed as secured parties, arguably claiming ownership of, a lien against or a security interest in, any of the Acquired Assets; (iv) are parties to, or beneficiaries of, any of the Assumed Agreements; (v) are present or past (within the past 12 months) employees of any Seller; (vi) have filed, in the Chapter 11 Case, an appearance or request for notice; or (vii) are designated by Buyer, by name and address, in any notice(s) to any Seller.

         SECTION 7.2 BANKRUPTCY COURT APPROVALS. As promptly as possible after the Execution Date, Sellers shall file and serve motions (and, at a minimum, notice will be made to all Noticees) pursuant to Bankruptcy Code Sections 105, 363, and 365, as applicable, seeking entry of an order substantially in the form of that form of order previously submitted to the Bankruptcy Court by Sellers in the Chapter 11 Case and otherwise is form and substance mutually satisfactory to Fastnet and Buyer (the "SALE ORDER"), which, among other things, (i) authorizes Sellers to sell, transfer and assign the Acquired Assets to Buyer pursuant to this Agreement and the other Transaction Documents and Sections 105, 363 and 365 of the Bankruptcy Code, as applicable, free and clear of Liens, secured and unsecured claims, and ownership and other interests of any nature or kind or any other Liabilities, (ii) determines that Buyer is a good faith purchaser under

Section 363(m) of the Bankruptcy Code and that Buyer has acted in good faith and is a bona fide purchaser for value, that the contemplated Purchase Price is fair and reasonable, and that the sale of the Acquired Assets is free and clear of all Liens, secured and unsecured claims, and ownership and other interests;
(iii) provides that the Assumed Agreements are assigned to Buyer pursuant to
Section 365 of the Bankruptcy Code, that Buyer has and assumes no Pre-Closing Liabilities under the Assumed Agreements (except those specifically assumed by Buyer) and that all Assumed Agreements are enforceable against the nondebtor parties in accordance with their terms; (iv) finds that Sellers have provided all cures required under Sections 363, 365 and 105 with respect to the Assumed Agreements; and (v) provides that the ten (10) day periods provided for in Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) are waived. The Sale Order will provide timely notice to any and all parties to the Assumed Agreements of the Cure Amounts for each such Assumed Agreement.

         SECTION 7.3 APPROVAL PROCEEDINGS. Sellers shall use their commercially reasonable efforts to obtain, and shall refrain from knowingly taking any action that would be likely to delay, prevent, impede or result in the revocation of the entry by the Bankruptcy Court of, the Sale Order. Sellers shall use their commercially reasonable efforts to cause the entry of the Sale Order by the Bankruptcy Court within three (3) Business Days following the Execution Date.

         SECTION 7.4 ADDITIONAL MATTERS. Subject to the terms and conditions herein, except as provided by the Bankruptcy Code, the Bankruptcy Rules or any other orders entered or approvals or authorizations granted by the Bankruptcy Court in the Chapter 11 Case, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, including under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to obtain all necessary waivers, consents and approvals required under this Agreement, whether from Governmental Authorities or otherwise. At all times prior to the completion of the Closing, each of the Parties agrees to use commercially reasonable efforts to notify the other promptly of any event or condition which would cause any of the representations or warranties of the Party required to give such notice to not be true as though such representations and warranties were made as of each day after the Execution Date. Sellers' shall use their best efforts to cooperate with Buyer in resolving all Cure Amounts with respect to all Assumed Agreements including Assumed Transition Agreements.

         SECTION 7.5 LITIGATION. Sellers will promptly (but in any event within two (2) Business Days) supply to Buyer copies of all litigation or legal proceedings pertaining to the Acquired Assets or the Business which may arise subsequent to the execution of this Agreement but prior to the Closing, and will also advise Buyer promptly (but in any event within two (2) Business Days) in writing of any written threat of litigation or other legal proceeding (including actions or motions in the Bankruptcy Court) or Claim which is made between the date of this Agreement and the Closing Date pertaining to the Acquired Assets, the Business or Sellers' ability to perform its obligations under this Agreement. In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Sale Order, Fastnet will immediately notify Buyer of such appeal or stay request and will provide to Buyer within two (2) Business Days a copy of the related notice of appeal or order of stay or application for reconsideration. Fastnet will also provide Buyer with written notice and copies of any other or further notice of appeal, motion or application filed in connection with any appeal from, or application for reconsideration of, any of such orders and any related briefs.

         SECTION 7.6 CONDUCT OF THE BUSINESS PRIOR TO CLOSING. Except as contemplated by this Agreement or with the prior written consent of Buyer,

              (a) Sellers covenant and agree that, during the period between the date of this Agreement and the Closing, each Seller shall conduct the operations of the Acquired Assets in a manner consistent with past practice (except as related to normal and customary changes in business practices for companies operating under bankruptcy protection) and shall not make, enter into, amend, terminate or waive any right under any Assumed Agreement or any new material contract or engagement relating to the Acquired Assets. In addition, Seller shall promptly provide to Buyer copies of any and all notices of termination, or reductions in service, received from any of the Customers.

              (b) From the Execution Date through the Closing Date, Sellers shall use their commercially reasonable efforts (except as related to normal and customary charges in business practices for companies operating under bankruptcy protection) to safeguard, preserve and maintain the integrity and operation of the Acquired Assets including the Transition Agreements and the Assumed Agreements. In no event shall Seller breach any Assumed Agreement or any Transition Agreement.

              (c) From the Execution Date through the Closing Date, or until the termination of this Agreement, Sellers shall provide Buyer with a copy of all monthly operating reports that Sellers file with the Bankruptcy Court, and a copy of all other operating reports used by Seller in the operation of the Acquired Assets.

              (d) Other than the Rejected Agreements, Sellers agree to use commercially reasonable efforts to keep in place substantially the entire Network from the Execution Date until the Closing Date. From the date of the entry of the Sale Order until and including the Closing Date, Sellers shall not voluntarily take or permit any actions that may disrupt or impede the operations of the Network, unless and until authorized in writing by the Buyer to terminate a specific service, circuit, function, or operation.

(e) After the Execution Date and before the Closing Date, Sellers shall reasonably cooperate with Buyer to provide a written notification from Sellers to Customers regarding the Buyer's proposed acquisition of the Business, which notification shall be reasonably satisfactory to Buyer. Sellers will also reasonably cooperate with Buyer's requests for direct communications with material Customers and vendors, with such reasonable limitations and conditions as Sellers identify, including without limitation Sellers' right to have its own representative present for any such communications between the Buyer and any Customer.

         SECTION 7.7 SERVICES DURING THE TRANSITION PERIOD. During the Transition Period, Sellers shall provide to Buyer all services under the Transition Agreements to permit the continued operation of Sellers' Network (the "TRANSITION SERVICES"), until such date as any particular Transition Agreement is rejected. Buyer agrees to pay all actual charges accruing under each Transition Agreement from the Closing Date until the date of rejection of such Transition Agreement (the "TRANSITION COSTS"). After the Closing Date, Sellers agree to cancel any circuits under Transition Agreements as and when directed by Buyer, and Buyer agrees to pay all Transition Costs accruing through the effective date of such cancellation. All Transition Costs shall be paid by Buyer within seven (7) Business Days of its receipt of invoice. If Buyer defaults in payment, Sellers may reject the Transition Agreement to which the payment relates, BUT ONLY AFTER THREE (3) DAYS AFTER BUYER'S RECEIPT OF WRITTEN NOTICE AND AN OPPORTUNITY TO CURE THE DEFAULT. Sellers agree to assume and assign to Buyer any Transition Agreement that Buyer directs Sellers in writing to assume and assign under Section 365 of the Bankruptcy Code, provided Buyer shall pay all Cure Amounts associated therewith (when assumed and assigned, an "ASSUMED TRANSITION AGREEMENT").

         SECTION 7.8 MAINTENANCE OF CONFIDENTIALITY BY SELLER. Sellers possess and will possess following the Closing confidential and proprietary business information relating to the Acquired Assets and the operation of the Acquired Assets (the "PROPRIETARY INFORMATION"). Sellers agree that, following Closing, they will maintain the confidentiality of all Proprietary Information and will not use, or disclose to any other party, for any purpose whatsoever, any Proprietary Information (except to authorized representatives of Buyer and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this section, unless (i) such information becomes known to the public generally through no fault of Sellers,
(ii) disclosure is required by law or the order of any Governmental Authority, or (iii) Sellers reasonably believe that such disclosure is required in connection with the defense of a lawsuit or for certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clauses
(ii) or (iii) above, Sellers shall, if possible, give prior written notice thereof to Buyer, its successors or assigns, and provide Buyer, its successors or assigns with the opportunity to contest such disclosure. Further, Sellers acknowledge the critical importance of maintaining the Proprietary Information as confidential and agrees that because any award of monetary damages would be inadequate for any breach of this covenant and would cause irreparable harm to Buyer, that in the event of the breach or threatened breach of this covenant Buyer will be entitled to equitable relief, including injunctive relief and specific performance. Such remedy shall not be the exclusive remedy for any breach of this covenant but will be in addition to all other remedies available at law or equity. Any information provided to Sellers by Buyer relating to Buyer or its business shall be subject to the confidentiality agreement previously signed by the Parties.

         SECTION 7.9 MAINTENANCE OF CONFIDENTIALITY BY BUYER. Buyer acknowledges that Buyer possesses and will possess confidential and proprietary business information relating to the Acquired Assets and the operation of the Acquired Assets and agrees that prior to the Closing and, in the event that Buyer is not the successful bidder, after the termination of this Agreement, Buyer maintain the confidentiality of, and will not use or disclose to any other party, any confidential information it obtains with respect to Sellers, the Acquired Assets or the operation of the Acquired Assets, for any purpose or reason whatsoever (except to authorized representatives of Buyer and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this section, unless (i) such information becomes known to the public generally through no fault of Buyer, (ii) disclosure is required by law or the order of any Governmental Authority, or (iii) Buyer reasonably believes that such disclosure is required in connection with the defense of a lawsuit or for certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clauses (ii) or (iii) above, Buyer shall, if possible, give prior written notice thereof to Sellers, their successors or assigns, and provide Sellers, their successors or assigns with the opportunity to contest such disclosure. Further, Buyer acknowledges the critical importance of maintaining such information as confidential and agrees that because any award of monetary damages would be inadequate for any breach of this covenant and would cause irreparable harm to Sellers, that in the event of the breach or threatened breach of this covenant Sellers will be entitled to equitable relief, including injunctive relief and specific performance. Such remedy shall not be the exclusive remedy for any breach of this covenant but will be in addition to all other remedies available at law or equity.

         SECTION 7.10 BOOKS AND RECORDS. At or prior to the Closing, Sellers shall arrange for, and Buyer shall assist as is reasonably necessary, an electronic copy of Sellers' financial information to be made for Sellers to the extent required to complete the Chapter 11 Case. For up to one (1) year after the Closing, Buyer shall allow any Seller and any of its then current directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "SELLER'S REPRESENTATIVES") reasonable access to all other business records and files of Sellers or the Acquired Assets that are transferred to Buyer in connection herewith, which are reasonably required by such Seller's Representatives in order to complete the Chapter 11 Case or for tax or other valid business purposes, during regular business hours and upon reasonable notice to Buyer. Seller's Representatives shall have the right to make copies of any such records and files; provided, however, that any such access or copying shall be at their expense and had or done in such a manner so as not to unreasonably interfere with the normal conduct of Buyer's business or operations and shall be subject to oversight by Buyer. Buyer shall also sublease to Seller approximately 1200 square feet of office space at the Bethlehem, Pennsylvania facility for a period not to exceed six (6) months, for use only by those of Seller's Representatives as approved in advance and in writing by Buyer and pursuant to a sublease agreement as approved by Buyer.

         SECTION 7.11 BULK SALES. Each of the Parties to this Agreement hereby waives compliance with the bulk sales or bulk transfer Laws that are applicable to the transactions contemplated by this Agreement.

         SECTION 7.12 OTHER COVENANTS.

              (a) Each Seller agrees to use commercially reasonable efforts, commencing on the Execution Date:

                  (i) To maintain, until the Closing Date, the connections and services associated with the Assumed Agreements and Transition Agreements;

                  (ii) To identify to Buyer the contact information for Customers and suppliers of services, including transmission, collocation, power, software, systems, maintenance and support suppliers, including such contact information for suppliers or vendors associated with Assumed Agreements and Transition Agreements;

                  (iii) To provide such information and documentation that is reasonably available to identify the services provided by each supplier or vendor;

                  (iv) Prior to Closing, to continue to pay for the services identified in the Transition Agreements and Assumed Agreements in a timely manner and keep the vendors current and paid on charges with respect to post-petition services;

                  (v) After the Closing, to discontinue promptly, and to provide reasonable documentation of the discontinuation of, those services provided in connection with the Transition Agreements and Assumed Agreements that are no longer required as identified to Seller in writing by Buyer;

                  (vi) After the Closing, to provide all necessary passwords, access lists, and other operational information to allow Buyer to take possession of the Equipment in an operational state;

                  (vii) After the Closing, to provide Buyer with all necessary information and documentation in Sellers' possession or control relating to the configuration and operations of the current Network, and relating to Sellers' back office and billing systems;

                  (viii) After the Closing, to provide Buyer with all necessary information and documentation in the Sellers' possession or control relating to the allocation, management, assignment, distribution and use of IP Addresses allocated to Sellers for use in the Network; and

                  (ix) At and after Closing, to cooperate fully and execute all necessary documents, agreements, releases, or other such requirements including, but not limited to, completion of ARIN IP/AS Transfer Request for the sole purposes of ensuring the proper transfer of control for the IP Address space, Domain Names and Autonomous System Numbers identified herein to Buyer.

                  (b) After the Closing, Buyer agrees to use commercially reasonable efforts to cause an orderly and uninterrupted migration of Customers off of Sellers' Network to the network(s) of Buyer or designated by Buyer.

         SECTION 7.13 TRADEMARKS AND PHONE NUMBERS. As soon as reasonably practicable after the Closing Date, the Sellers shall eliminate the use of all of the trademarks, tradenames, service marks and service names included on
SCHEDULE 2.1(h), in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents. As soon as reasonably practicable after the Closing Date, each Seller shall change its respective corporate name so as to bear no resemblance to its current name or to Fastnet. Following the Closing, Sellers shall use their respective commercially reasonable efforts to transfer the telephone numbers used in the Business that any Seller has published or provided to its customers for customer service and other customer communications that Buyer requests be transferred.

         SECTION 7.14 CERTAIN REQUIRED DISCLOSURE. For purposes of allowing Buyer to comply with the financial reporting requirements of the Securities Act and the Exchange Act, including the information required by Rule 3-05 and
Article 11 of Regulation S-X of the General Rules and Regulations under the Securities Act and the Exchange Act and to allow the Buyer to file the Registration Statement, Sellers shall deliver to Buyer the following financial statements and other information prior to the Closing with respect to the Business (i) an audited Balance Sheet at each of December 31, 2001 and 2002 and related audited Statements of Operations and Statements of Cash Flows for each of the fiscal years of Sellers ended December 31, 2001 and December 31, 2002;
(ii) comparatively, an unaudited Balance Sheet at September 30, 2002 and September 30, 2003 and related unaudited Statements of Operations and Statements of Cash Flows for the nine (9) months ended September 30, 2002, and September 30, 2003; and (iii) for each month subsequent to September 30, 2003 prior to the month in which Closing occurs, an unaudited Balance Sheet as of the last day of each such month and related unaudited Statements of Operations and Statements of Cash Flows for each such monthly period. If the Closing occurs after December 31, 2003, then, with respect to clause (i) above, the Balance Sheet shall be as at each of December 31, 2002 and December 31, 2003 (provided that the Balance Sheet as of December 31, 2003 may be unaudited), and the related Statements of Operations and Statements of Cash Flows shall be for each of the fiscal years ended(ing) December 31, 2001, December 31, 2002, and December 31, 2003 (provided that the related Statement of Operations and Statement of Cash Flows for the year ending December 31, 2003 may be unaudited), and with respect to (ii) above, the comparative financial statements shall be for the most recent quarterly year to date and prior year comparative periods. All financial statements to be delivered shall be prepared in accordance with GAAP, consistently applied (included footnotes required thereby) and accompanied by a written statement from either the Chief Executive Officer or Chief Financial Officer of Fastnet that all such financial statements fairly present the financial condition and performance of the Business or Fastnet, as applicable, and that the internal controls related to the aforementioned financial statements have been maintained, evaluated and determined to be effective and, to the best of such officer's knowledge and belief there are no material omissions to the delivered financial statements.

         SECTION 7.15 FURNISHING OF INFORMATION. As long as Sellers own Shares, Buyer covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Buyer after the date hereof pursuant to Section 13(a) or Section 15(d) of the Exchange Act. As long as Fastnet owns Shares, if the Buyer is not required to file reports pursuant to such sections, it will prepare and furnish to Fastnet and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for Fastnet to sell the Shares under Rule 144 promulgated under the Securities Act. The Buyer further covenants that it will take such further action as Fastent may reasonably request, to the extent required from time to time to enable Fastnet to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

         SECTION 7.16 LISTING OF SHARES. Buyer shall (i) in the time and manner required by NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading), prepare and file with NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading) an additional shares listing application covering all of the Shares and, (ii) take all steps necessary to cause such Shares to be approved for listing on NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then listed) as soon as possible thereafter.

         SECTION 7.17 DELIVERY OF MONTHLY OPERATING REPORTS. During the period from the Execution Date through the expiration of the Transition Period, Fastnet, on behalf of Sellers, shall as soon as practicable, but in any event within three (3) Business Days after their filing with the Bankruptcy Court, deliver to Buyer true and complete copies of (i) Sellers' monthly operating reports filed with the Bankruptcy Court (the "MONTHLY OPERATING REPORTS") and
(ii) all other documents that are filed on behalf of Sellers relating to the Business or Fastnet with the Bankruptcy Court. All such Monthly Operating Reports shall fairly present the financial position of Fastnet as of the dates indicated, and the results of operations for the periods therein specified and shall be consistent with the books and records of Fastnet except for such inconsistencies which do not materially affect the fairness of such Monthly Operating Reports.

         SECTION 7.18 PRORATION OF CERTAIN CHARGES; UTILITIES. All installments of special assessments or other charges on, or with respect to, the Acquired Assets payable by Sellers for any period in which the Closing Date shall occur, including, without limitation, base rent, common area maintenance, royalties, all municipal, utility or authority charges for water, sewer, electric or gas charges, garbage or waste removal, and cost of fuel, in each case to the extent Buyer has elected to retain and use such utilities and the like, shall be apportioned as of the Closing Date and each Party shall pay its proportionate share promptly upon the receipt of any bill, statement or other charge with respect thereto. If such charges or rates are assessed either based upon time or for a specified period, such charges or rates shall be prorated as of 12:01 A.M. on the Closing Date. If such charges or rates are assessed based upon usage of utility or similar services which Buyer has elected to retain and use, such charges shall be prorated based upon meter readings taken on the Closing Date. To the extent practicable, Buyer and Sellers shall notify the gas, water, telephone, electric and other utility companies that Buyer shall be responsible for the payment of all obligations incurred therefor on or after the Closing Date with respect to the operation of the Business, to the extent Buyer elects to retain and use such services from and after such date. Sellers and Buyer shall request the gas, water, electric and other utility companies to cause meters or other measurement devices to be read as of the Closing Date. The prorations pursuant to this Section may be calculated after the Closing Date, as each item to be prorated accrues or comes due, provided that, in any event, any such proration shall be calculated not later than 30 calendar days after the Party requesting proration of any item obtains the information required to calculate such proration of such item.

         SECTION 7.19 FURTHER AGREEMENTS. Each Seller authorizes and empowers Buyer on and after the Closing Date to receive and to open all mail received by Buyer relating to the Acquired Assets, the Business or the Assumed Liabilities and to deal with the contents of such communications in any proper manner.

Sellers shall promptly deliver to Buyer any mail or other communication received by Sellers after the Closing Date pertaining to the Acquired Assets, the Business or the Assumed Liabilities. Buyer shall promptly deliver to Fastnet any mail or other communication received by Buyer after the Closing Date pertaining to the Excluded Liabilities and the Excluded Assets and any cash, checks or other instruments of payment in respect thereof. From and after the Closing Date, Sellers shall refer all inquiries with respect to the Business, the Acquired Assets and the Assumed Liabilities to Buyer, and Buyer shall refer all inquiries with respect to the Excluded Assets and the Excluded Liabilities to Fastnet.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING
                              ---------------------

         SECTION 8.1 CONDITIONS TO OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction or written waiver by Buyer of each of the following conditions:

              (a) The Sale Order, in all respects in a form reasonably acceptable to counsel for Buyer, has been entered by the Bankruptcy Court and either (i) is no longer subject to stay, modification or appeal and has become a final order; or (ii) provides that the ten (10) day periods provided for in Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) are waived. Without limiting the generality of the foregoing, any Liens asserted by Cisco in respect of any of the Equipment shall have been released pursuant to the Sale Order or otherwise.

              (b) The representations and warranties of each Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate dated the Closing Date and signed by an officer of each Seller to such effect.

              (c) Sellers shall have performed in all material respects all obligations, covenants and agreements required to be performed by them under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate, dated the Closing Date and signed by an officer of each Seller, to that effect.

(d) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

              (e) Sellers shall have delivered or caused to be delivered to Buyer each of the items listed in SECTION 9.2 hereof.

              (f) This Agreement shall not have been terminated pursuant to
SECTION 10.1.

              (g) [INTENTIONALLY OMITTED.]

              (h) There shall not have occurred after the date hereof or exist as of the Closing Date events or circumstances which, in Buyer's reasonable discretion, have or potentially would result in a material adverse effect on the Acquired Assets or their operation.

              (i) All necessary corporate, Bankruptcy Court, third-party and governmental consents and approvals for the transaction, if any, of Buyer and Sellers shall have been obtained, including the approval of the transaction by the Board of Directors of Buyer and by Buyer's senior lenders; provided, however, that the Board of Directors of Buyer shall have approved of the transaction contemplated by this Agreement before the execution and delivery of this Agreement by Buyer as the stalking horse bidder.

              (j) Sellers shall have paid all Cure Amounts in accordance with
SECTION 2.5(C) above, and the resolution of any disputes or all Cure Amounts owing to Cisco shall have been made to Buyer's reasonable satisfaction.

              (k) No more than five (5) Key Employees shall have declined an offer of employment made by Buyer, but only if such offer of employment was on terms comparable to the terms of employment of such employees immediately prior to Sellers' initiation of the Chapter 11 Case and without the necessity of relocating.

              (l) Sellers shall have resolved to Buyer's reasonable satisfaction with Cisco that all Equipment (other than excess Network Equipment included in the Excluded Assets) manufactured by Cisco related to or used in the operation of the Acquired Assets shall be transferable to Buyer free and clear of all Liens.

         SECTION 8.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to the satisfaction or written waiver by the Sellers of each of the following conditions:

              (a) The Sale Order has been entered by the Bankruptcy Court.

              (b) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that to the extent such representations and warranties expressly speak as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such specified date). Sellers shall have received a certificate dated the Closing Date and signed by an officer of Buyer to such effect.

              (c) Buyer shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Sellers shall have received a certificate, dated the Closing Date and signed by an officer of Buyer, to that effect.

              (d) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making the transactions contemplated by this agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

              (e) Buyer shall have delivered or caused to be delivered to Sellers each of the items listed in SECTION 9.3 hereof.

              (f) Sellers shall have resolved with Cisco to their reasonable satisfaction that all Equipment (other than excess Network Equipment included in the Excluded Assets) manufactured by Cisco related to or used in the operation of the Acquired Assets shall be transferable to Buyer free and clear of all Liens.

              (g) This Agreement shall not have been terminated pursuant to
SECTION 10.1.

              (h) Sellers shall have resolved with Cisco to their reasonable satisfaction that all Equipment (other than excess Network equipment) manufactured by Cisco related to or used in the operation of the Acquired Assets shall be transferable to Buyer free and clear of all Liens and Pre-Closing Liabilities.

                                   ARTICLE IX
                                     CLOSING
                                     -------

         SECTION 9.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Schnader Harrison Segal & Lewis LLP at 1600 Market Street, Suite 3600, Philadelphia, Pennsylvania, unless Buyer and Sellers otherwise agree. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to ARTICLE X, the Closing shall take place on the first Business Day to occur following the date on which all of the conditions to the Parties' obligations under ARTICLE VIII hereof have been satisfied or waived by the appropriate Party, or on such other date as Buyer and Fastnet shall mutually agree, such date to be as soon as practicable following entry of the Sale Order. The actual time and date of Closing are herein called the "CLOSING DATE." The Closing shall be deemed to have occurred at, and shall be effective as of, 12:01 a.m., local time, on the Closing Date.

         SECTION 9.2 SELLER'S CLOSING DELIVERIES. At the Closing, Sellers shall deliver to Buyer:

              (a) possession of all tangible assets comprising the, and all keys and passwords necessary for access to the, Acquired Assets;

              (b) a Bill of Sale, substantially in the form attached hereto as EXHIBIT B, duly executed by Sellers;

              (c) Assignment and Assumption Agreement(s), substantially in the form attached hereto as EXHIBIT C, in respect of the Assumed Agreements, duly executed by Sellers;

              (d) a certificate of an officer of each Seller referred to in SECTIONS 8.1(B) and (C); and

              (e) such other endorsements, assignments and instruments as are contemplated by this Agreement (including the Estimated Advance Payment report required by SECTION 3.2(c), the Estimated Discounted Net Earned Accounts Receivable report required by SECTION 3.2(d) and any Reseller Agreement) or as are reasonably deemed necessary by Buyer or Buyer's legal counsel to consummate the sale transactions (as contemplated in the Sale Order), duly executed by each Seller, as appropriate.

         SECTION 9.3 BUYER'S CLOSING DELIVERIES. At the Closing, Buyer shall deliver, or cause to be delivered, to Sellers (or their designee) or the Escrow Agent, as appropriate:

              (a) the Estimated Purchase Price in accordance with SECTION 3.2;

              (b) Assignment and Assumption Agreement(s), duly executed by Buyer;

              (c) a certificate of an officer of Buyer referred to in SECTIONS 8.2(b) and (c); and

              (d) such other endorsements, assignments and instruments as are contemplated by this Agreement or as are reasonably deemed necessary by Sellers or Sellers' legal counsel to consummate the sale transactions (as contemplated in the Sale Order), duly executed by Buyer (including, without limitation, any Reseller Agreement).

                                   ARTICLE X
                                   TERMINATION
                                   -----------

         SECTION 10.1 TERMINATION. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

              (a) by mutual written consent of Buyer and Sellers;

              (b) [INTENTIONALLY OMITTED.]

              (c) by Buyer or Sellers, if the Bankruptcy Court or any other court of competent jurisdiction in the United States or other Governmental Authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of the Acquired Assets on the terms and conditions contained herein and such order, decree, ruling or other action shall have become a final order;

              (d) by Buyer if there is a material breach by any Seller of any representation, warranty or covenant of such Seller under this Agreement and such Seller is unable or shall fail or refuse to cure such breach within 10 Business Days after written notice from Buyer specifying such breach;

              (e) by Sellers if there is a material breach by Buyer of any representation, warranty or covenant of Buyer under this Agreement and Buyer is unable or shall fail or refuse to cure such breach within 10 Business Days after written notice from Sellers specifying such breach;

              (f) by Buyer, if any Seller unilaterally abandons the consummation of the transactions contemplated by this Agreement in breach hereof;

              (g) by Buyer or Sellers, if the Closing has not occurred on or prior to December 31, 2003;

              (h) [INTENTIONALLY OMITTED.]; or

              (i) by Buyer or Sellers, if the conditions to Closing set forth in
SECTION 8.1(l) or SECTION 8.2(f) have not been fulfilled or waived.

         SECTION 10.2 EFFECT OF TERMINATION. Except as set forth in this SECTION
10.2 in the event of the termination of this Agreement pursuant to SECTION 10.1, this Agreement shall become void and have no effect and there shall be no liability on the part of any party hereto or its Affiliates. If Buyer terminates this Agreement pursuant to 10.1(a), (b), (c), (d), (f), (g), (h), (i), or (j), the Security Deposit shall be refunded to Buyer. If Sellers terminate this Agreement pursuant to SECTION 10.1(e), then Sellers shall receive the Security Deposit as liquidated damages and not as a penalty as their sole remedy, and Buyer shall have no further liability whatsoever; but if Sellers terminate for any reason other than pursuant to SECTION 10.1(e), then the Security Deposit shall be immediately refunded to Buyer. In addition, Buyer may be entitled to a Break-Up Fee pursuant to and in accordance with SECTION 10.3.

         SECTION 10.3. BREAK-UP FEE. From and after the entry of the Procedures Order, if this Agreement is terminated pursuant to SECTION 10.1(f), and Buyer is not in default under this Agreement, then Sellers shall pay to Buyer the Break-Up Fee. The payment of the Break-Up Fee shall be made by wire transfer of immediately available funds promptly (but in any event within two (2) Business
Days) following Bankruptcy Court approval of the Competing Bid or, if no transaction pursuant to the Competing Bid is consummated, the Break-Up Fee shall be paid by Sellers as an administrative claim under Bankruptcy Code Section 503. Notwithstanding anything herein to the contrary, no Break-Up Fee shall be payable to Buyer if Buyer terminates this Agreement pursuant to Section 2.5(c).

         THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE SUBJECT TO THE APPROVAL OF THE BANKRUPTCY COURT.

                                   ARTICLE XI
                               REGISTRATION RIGHTS
                               -------------------

         SECTION 11.1 REGISTRATION RIGHTS.

              (a) Buyer shall use its commercially reasonable efforts to cause all of the Shares held by the Sellers to be registered under the Securities Act so as to permit the resale thereof as part of an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act, as set forth in this ARTICLE XI. Buyer shall prepare and file with the Commission after the Closing Date a registration statement on Form S-3 or, if Form S-3 is not then available, on such other form that is available for use by the Buyer (a "REGISTRATION STATEMENT") under the Securities Act, it being understood that Buyer shall have no obligation to so file prior to completion of the post-Closing adjustments contemplated by this Agreement. If (i) the Registration Statement has not been declared effective by the Commission, (ii) Buyer has not filed documents and obtained normal blue sky clearance in states specified in writing by Fastnet or (iii) the Shares are not listed on each exchange or quotation system on which similar securities issued by the Buyer are then listed or traded, in each case within one hundred and eighty (180) days of the Closing for any reason whatsoever, Buyer shall, at Fastnet's sole election, pay to Fastnet within three (3) Business Days of the return to Buyer of all outstanding Shares for cancellation, cash in the amount of Seven Hundred Fifty Thousand Dollars ($750,000); provided, however, the foregoing registration period shall be extended to the extent Sellers have not provided Buyer with any requested disclosure or information necessary for Buyer to perform its obligations under this ARTICLE XI and SECTION 7.14, above.

              (b) Buyer has granted registration rights to holders of its Series A Convertible Preferred Stock, holders of most of its outstanding warrants and to institutional purchasers of Buyer's common stock. Buyer may include shares of its common stock to be sold by other stockholders in any Registration Statement filed pursuant to this SECTION 11.1. Notwithstanding the foregoing, neither Buyer nor any of its Affiliates has entered, as of the date hereof, nor shall Buyer or any of its Affiliates, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Sellers in this Agreement or otherwise conflicts with the provisions hereof.

              (c) Subject to the terms of this ARTICLE XI, Buyer shall make all commercially reasonably efforts to keep such Registration Statement continuously effective until the earlier of (i) the date on which the Sellers may sell the Shares included in such Registration Statement without restriction by the volume limitations of Rule 144(e) of the Securities Act or (ii) such time as all Shares have been sold (the "EFFECTIVENESS PERIOD"); provided, that Buyer shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Sellers not being able to sell the Shares covered by such Registration Statement during the Effectiveness Period, unless such action is required under applicable law or is permitted pursuant to SECTION 11.3 or the Buyer has filed a post-effective amendment to the Registration Statement and the Commission has not yet declared it effective.

         SECTION 11.2 REGISTRATION PROCEDURES. Whenever Buyer is required by the provisions of this ARTICLE XI to use its commercially reasonable efforts to effect the registration of any of the Shares under the Securities Act, Buyer shall:

              (a) file with the Commission a Registration Statement with respect to such Shares and use commercially reasonable efforts to cause that Registration Statement to become effective;

              (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus contained therein (the "PROSPECTUS") and used in connection therewith as may be necessary to keep such Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact during the Effectiveness Period;

              (c) not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, Buyer shall (i) furnish to one counsel chosen by Fastnet on behalf of Sellers copies of the Registration Statement and any related Prospectus or any amendments or supplement thereto, which documents will be subject to the prompt review of such counsel. Buyer shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which Fastnet and its appointed counsel shall reasonably object, provided, Buyer is notified of such objection no later than three (3) Business Days after Fastnet's counsel has been so furnished copies of such documents, unless the failure to file any such Registration Statement or any related Prospectus or any amendment or supplement thereto would, in the judgment of Buyer and its counsel, result in any liability on behalf of Buyer;

              (d) notify Fastnet, c/o its appointed counsel, as promptly as possible when the Commission notifies Buyer whether there will be a "review" of such Registration Statement;

              (e) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction;

              (f) furnish to the Sellers with respect to any Shares registered under a Registration Statement such number of copies of such Registration Statement, Prospectuses, including the preliminary prospectuses, in conformity with the requirements of the Securities Act and such other documents as the Sellers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Sellers; provided, however, that the obligation of Buyer to deliver copies of Prospectuses, including the preliminary prospectuses, to the Sellers shall be subject to the receipt by Buyer of reasonable assurances from the Sellers that they will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary prospectuses;

              (g) file documents required of Buyer for normal blue sky clearance in states specified in writing by the Sellers; provided, however, that Buyer shall not be required to qualify to do business or consent to service of process or subject Buyer to any material tax in any jurisdiction in which it is not now so qualified or has not so consented or where it is not then so subject;

              (h) use its commercially reasonable efforts to cause all such Shares to be listed on each securities exchange or quotation system on which similar securities issued by Buyer are then listed or traded; and

              (i) cooperate with Fastnet to facilitate the timely preparation and delivery of certificates representing Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Shares to be in such denominations and registered in such names as Fastnet may request.

         SECTION 11.3 TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION.

              (a) Each Seller agrees that it will not effect any offer, sale or other disposition of the Shares that would constitute an offer or sale within the meaning of the Securities Act except as contemplated in a Registration Statement referred to in this ARTICLE XI or as otherwise permitted by law, and that it will promptly notify Buyer of any changes in the information set forth in a Registration Statement or any Prospectus regarding the Seller or its plan of distribution.

              (b) Except in the event that paragraph (c) below applies, Buyer shall (i) if deemed necessary by the Buyer, prepare and file from time to time with the Commission a post-effective amendment to a Registration Statement or a supplement to the related Prospectus, a new Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) promptly provide the Sellers copies of any documents filed pursuant to SECTION 11.3(B)(I); and (iii) Buyer has filed a post-effective amendment to such Registration Statement which has not yet been declared effective, Buyer will notify the Sellers to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Sellers when the amendment has become effective.

              (c) In the event (i) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by Buyer of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, in the good faith determination of Buyer upon the advice of counsel, necessitates the making of any changes in a Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then Buyer shall, as promptly as reasonably possible, deliver a certificate in writing to the Sellers (the "SUSPENSION NOTICE") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Sellers will refrain from selling any Shares pursuant to such Registration Statement (a "SUSPENSION") until the Sellers' receipt of copies of a supplemented or amended Prospectus prepared and filed by Buyer, or until it is advised in writing by Buyer that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, Buyer will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable.

              (d) Provided that a Suspension is not then in effect and that Buyer's listing of the Shares has been approved by NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading), a Seller may sell Shares under a Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares, provided, further, that the Sellers may only sell during any given calendar week a number of Shares not in excess of twenty-five percent (25%) of the prior week's trading volume of Buyer's common stock on NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading); provided, however, notwithstanding the foregoing, in no event may the Sellers sell more than 50,000 Shares on any given trading day.

              (e) If (i) after a Registration Statement is filed with and declared effective by the Commission, such Registration Statement ceases to be effective as to the remaining unsold Shares at any time prior to the expiration of the Effectiveness Period without being succeeded within sixty (60) trading days by an amendment to such Registration Statement or by a subsequent Registration Statement filed with and declared effective by the Commission, or
(ii) Buyer's common stock shall be suspended (other than as part of a market-wide suspension) or delisted from trading on NASDAQ (or such other securities market, quotation system or exchange on which Buyer's common stock is then trading) for more than five (5) consecutive trading days, or (iii) an amendment to a Registration Statement is not filed prior to the expiration of the Effectiveness Period by Buyer with the Commission within sixty (60) days of the Commission's notifying Buyer that such amendment is required in order for such Registration Statement to be declared effective, then Fastnet, at its sole election, may sell all and not less than all of the remaining Shares to Buyer at an aggregate price equal to the product of $750,000 times the quotient obtained by dividing (A) the number of Shares remaining unsold by Sellers by (B) the aggregate number of Shares delivered to Sellers as part of the Final Purchase Price hereunder.

         SECTION 11.4 INDEMNIFICATION.

              (a) In the event of any registration of any of the Shares under this Agreement, Buyer agrees to indemnify and hold harmless each Seller of such Shares, its directors and officers, and each other person, if any, who controls such Seller within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which such Seller or controlling person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statements of a material fact contained in a Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and Buyer will reimburse such Seller or controlling person for any reasonable legal or other reasonable expenses incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that Buyer shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement made in such Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to Buyer by or on behalf of such Seller specifically for use in preparation of a Registration Statement or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Seller prior to the pertinent sale or sales by such Seller. For purposes of this SECTION 11.4, the term "REGISTRATION STATEMENT" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to a Registration Statement referred to in SECTION 11.1 and any documents incorporated by reference therein. Buyer shall reimburse each Seller or controlling person for the amounts provided for herein on demand as such expenses are incurred.

              (b) Each Seller agrees, severally and not jointly, to indemnify and hold harmless Buyer, its directors and officers and each person, if any, who controls Buyer within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which Buyer, officer, director or controlling person may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with information furnished by or on behalf of the Sellers specifically for use in preparation of such Registration Statement or documents incorporated by reference therein, and the Sellers will reimburse Buyer, officer, director or controlling person, as the case may be, for any reasonable legal or other reasonable expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that any Seller's obligation to indemnify Buyer shall be limited to the net proceeds received by such Seller from the sale of the Shares included in such Registration Statement. The Sellers shall reimburse Buyer for the amounts provided for herein on demand as such expenses are incurred.

              (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this SECTION 11.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action and such indemnifying person shall assume the defense of any such claim or any litigation resulting therefrom; provided, however, that the omission to so notify the indemnifying person will not relieve such indemnifying person from any liability which it may have to any indemnified person under this SECTION 11.4 unless and except to the extent that the indemnifying person is prejudiced by such omission. After such notice, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists an actual or potential conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are related to the subject matter of such proceeding.

              (d) If the indemnification provided for in this SECTION 11.4 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Buyer on the one hand and the Seller, as well as any other Seller under such registration statement, on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by Buyer on the one hand or a Seller or other Sellers on the other and the Parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. Buyer and the Sellers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Seller and other Sellers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Sellers shall not be required to contribute any amount in excess of the net proceeds of such Shares included in such Registration Statement received by such Sellers. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Sellers' obligations in this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall not be joint with any other Seller.

              (e) The Parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this SECTION 11.4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this SECTION 11.4 fairly allocate the risks in light of the ability of the Parties to investigate Buyer and its business in order to assure that adequate disclosure is made in a Registration Statement as required by the Securities Act and the Exchange Act. The Parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this SECTION 11.4, and the Parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this SECTION 11.4 and further agree not to attempt to assert any such defense.

         SECTION 11.5 INFORMATION AVAILABLE. So long as a Registration Statement is effective covering the resale of Shares owned by the Sellers, Buyer will furnish to the Sellers on demand:

              (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits); and

              (b) upon the request of the Sellers, all exhibits excluded by the parenthetical to subparagraph (a) of this SECTION 11.5 as filed with the Commission and all other information that is made available to shareholders.

         SECTION 11.6 EXPENSES. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to SECTION 11.1, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Buyer and the reasonable fees and disbursements of one counsel for all the Sellers, shall be borne by Buyer. Notwithstanding the foregoing, Buyer shall not be obligated to pay any expenses of the holders of the Shares in connection with any registration initiated pursuant to SECTION
11.1 of this Agreement if such registration statement is withdrawn, delayed or abandoned at the request of the Sellers.

         SECTION 11.7 REMEDIES. In the event of a breach by Buyer or by a Seller of any of their obligations under this ARTICLE XI, each Seller or Buyer, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

         SECTION 11.8 NO INCONSISTENT AGREEMENTS. As of the date hereof, Buyer has not entered into, nor shall Buyer on or after the date of this Agreement enter into, any agreement with respect to its securities that is inconsistent with the rights granted to Sellers in this Agreement or otherwise conflicts with the provisions hereof.

                                  ARTICLE XII
                                  MISCELLANEOUS
                                  -------------

         SECTION 12.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Prior to the execution of this Agreement, the parties have agreed on the form of the initial press release regarding the subject of this Agreement. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law as determined by a written opinion of counsel or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use commercially reasonable efforts to advise the other party prior to making the disclosure).

         SECTION 12.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         SECTION 12.3 ENTIRE AGREEMENT. This Agreement and all other documents referred to herein constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

         SECTION 12.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, including, in the case of Seller, a Chapter 11 trustee in the event such a trustee is appointed, or a Chapter 7 trustee in the event the Chapter 11 Case is converted. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may with at least five (5) days' prior written notice to Seller (i) assign any or all of its rights and interests hereunder to one or more of its wholly owned subsidiaries (a "PERMITTED DESIGNEE") and (ii) designate one or more of its Permitted Designees to perform its obligations hereunder (in any or all of which cases the party hereto nonetheless shall remain responsible for the performance of all of its obligations hereunder); and provided, however, that Sellers may assign to any entity the rights to enforce the obligations set forth in SECTION 7.9).

         SECTION 12.5 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Any signature page delivered by facsimile or telecopy shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party who requests it.

         SECTION 12.6 HEADINGS. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.7 NOTICES. All notices, demands, requests, consents, approvals or other communications required or permitted to be given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by internationally and nationally recognized air courier service or by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any Notice required or permitted to be given with respect to this Agreement by either of the Parties shall also be sent to the Official Committee of Unsecured Creditors. Notice shall be deemed given and effective (i) if delivered by hand or by a nationally recognized air courier service, when delivered at the address specified in this SECTION 12.7 (or in accordance with the latest unrevoked written direction from such party) or (ii) if given by facsimile when such facsimile is transmitted to the facsimile number specified in this SECTION 12.7 (or in accordance with the latest unrevoked written direction from such party), provided, that, appropriate confirmation is received and that any such facsimile is promptly followed by delivery of written notice delivered by hand or by a nationally recognized air courier service.

If to Seller:                          and Copy to:

Fastnet Corporation                    Schnader Harrison Segal & Lewis LLP
Two Courtney Place, Suite 130          1600 Market Street, Suite 3600
Bethlehem, Pennsylvania 18017          Philadelphia, Pennsylvania 19103-7213
Attention:  R. Barry Borden            Attention:  Nicholas J. LePore, Esq.
Tel.:  (610) 266-6700                  Tel.:  (215) 751-2286
Fax:  (610) 977-5766                   Fax:  (215) 751-2205

If to Buyer:                           and Copy to:

US LEC Corp.                           Swidler Berlin Shereff Friedman, LLP

Three Morrocroft Centre                3000 K Street, Suite 300
6801 Morrison Boulevard                Washington, DC 20007
Charlotte, North Carolina 28211        Attention: Michael Lichtenstein, Esq.
Attention:  General Counsel                       Andrew M. Ray, Esq.
Tel.:  (704) 319-1000                  Tel.:  (202) 424-7500
Fax:  (704) 409-6874                   Fax:  (202) 424-7647
                                       and Copy to:

                                       Moore & Van Allen, PLLC
                                       100 North Tryon Street, 47th Floor
                                       Charlotte, North Carolina 28202
                                       Attention:  Barney Stewart III
                                       Tel.:  (704) 331-1029
                                       Fax:  (704) 378-2029

         SECTION 12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule thereof or of any other jurisdiction.

         SECTION 12.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 12.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 12.11 EXPENSES. Except with respect to Seller's payment of the Break-Up Fee as provided for herein, each of Buyer and Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with the Agreement and the transactions contemplated hereby.

         SECTION 12.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "INCLUDING" shall mean including without limitation.

         SECTION 12.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 12.14 APPOINTMENT OF TRUSTEE, AGENT, RECEIVER OR PLAN ADMINISTRATOR. If a trustee, agent, receiver or plan administrator is appointed in this Chapter 11 Case or any Chapter 7 cases to which this Chapter 11 case might be converted, such person shall have all the rights of Sellers.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the Parties hereto have executed this Asset Purchase Agreement as of the date first above written.

                                    "SELLER":

                                    FASTNET CORPORATION,
                                    a Pennsylvania corporation

                                    By: /s/ R/ Barry Borden
                                        ------------------------------------
                                             Name:    R. Barry Borden
                                             Title:   President

                                    FASTNET ACQUISITION, INC.,
                                    a Pennsylvania corporation

                                    By: /s/ R/ Barry Borden
                                        ------------------------------------
                                             Name:    R. Barry Borden
                                             Title:   President

                                    FASTNET ACQUISITION CORPORATION,
                                    a Delaware corporation

                                    By: /s/ R/ Barry Borden
                                        ------------------------------------
                                             Name:    R. Barry Borden
                                             Title:   President

                                    SUPERNET, INC.,
                                    a New Jersey corporation

                                    By: /s/ R/ Barry Borden
                                        ------------------------------------
                                             Name:    R. Barry Borden
                                             Title:   President

                                    NETAXS CORP.,
                                    a Pennsylvania corporation

                                    By: /s/ R/ Barry Borden
                                        ------------------------------------
                                             Name:    R. Barry Borden
                                             Title:   President

                                    NETREACH, INC.,
                                    a Pennsylvania corporation

                                    By: /s/ R/ Barry Borden
                                        ------------------------------------
                                             Name:    R. Barry Borden
                                             Title:   President

                                    "BUYER":

                                    US LEC CORP.,
                                    a Delaware corporation

                                    By: /s/ Jeffrey E. Blackey
                                        ------------------------------------
                                             Name: Jeffrey E. Blackey
                                             Title: Senior Vice President


LIST OF SCHEDULES

Schedule 1.1(a)            Assumed Agreements
Schedule 1.1(b)            Domain Names
Schedule 1.1(c)            Equipment
Schedule 1.1(d)            IP Addresses
Schedule 1.1(e)            Rejected Agreements
Schedule 1.1(f)            Transition Agreements
Schedule 2.1(a)            Active Customers
Schedule 2.1(f)            Governmental Authority Authorizations
Schedule 2.1(h)            Intellectual Property
Schedule 2.1(i)            Computer Software
Schedule 2.1(m)            Lock Box Accounts
Schedule 2.1(n)            Service Provider Identification Numbers
Schedule 2.2(a)            Excluded Accounts Receivable
Schedule 2.2(b)            Accounts Receivable related to Terminated or Inactive Customers
Schedule 2.2(o)            Other Excluded Assets
Schedule 2.2(q)            Excess Network Equipment
Schedule 2.5(c)            Telco Agreements
Schedule 3.2(c)(i)         Advance Payments
Schedule 3.2(c)(ii)        Estimated Advance Payments
Schedule 3.2(d)(i)         Discounted Net Earned Accounts Receivable
Schedule 3.2(d)(ii)        Estimated Discounted Net Earned Accounts Receivable
Schedule 4.1(b)            Required Consents
Schedule 4.1(d)            Pending Litigation
Schedule 4.1(f)            Financial Statements
Schedule 4.1(g)            Material Changes Since Financial Statements in Schedule 4.1(f)
Schedule 4.1(k)            Outside Rights or Interests in Acquired Assets
Schedule 4.1(m)            Acquired Accounts Receivable
Schedule 4.1(m)(1)         Items Not Prepared In Accordance With GAAP
Schedule 4.1(n)(i)         Notices of Reductions or Terminations in Customer Contracts
Schedule 4.1(n)(ii)        Updated Customer Summary
Schedule 4.1(o)            Standard Form Customer Contracts
Schedule 4.1(p)            Pending or Threatened Litigation Affecting or Related to Intellectual Property
Schedule 4.1(q)            Real Property Leases
Schedule 4.1(t)            Telecom Cure Amounts
Schedule 4.1(u)            Advance Payments


LIST OF EXHIBITS

Exhibit A                  Buyer's Note
Exhibit B                  Bill of Sale
Exhibit C                  Assignment and Assumption Agreement